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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Protective Life Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Protective Life Corporation Post Office Box 2606 Birmingham, Alabama 35202 205-268-1000

April 9, 2014

Dear Share Owners:

        It is my pleasure to invite you to Protective's annual meeting of share owners. We will hold the meeting at our home office on Monday, May 12, 2014 at 10:00 a.m., Central Time. Our home office is located at the Protective Center, 2801 Highway 280 South, Birmingham, Alabama 35223. At this meeting, we will consider the matters described in the proxy statement and review the major developments since our last share owners' meeting.

        This booklet includes the notice of annual meeting and our proxy statement. The proxy statement describes the business that we will conduct at the meeting and provides information about Protective. Our 2013 Annual Report to Share Owners is also enclosed.

        Your vote is important to us, no matter how many shares you own. You may vote on the Internet, by telephone or by using a traditional proxy card. If you attend the meeting and prefer to vote in person, you may do so even if you have previously voted your proxy.

        We look forward to your participation.

Sincerely yours,

JOHN D. JOHNS Chairman of the Board, President and Chief Executive Officer

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS:

The 2014 Notice and Proxy Statement and 2013 Annual Report are available at www.ProxyVote.com.

Dear Share Owners:

        The 2014 Annual Meeting of Share Owners of Protective Life Corporation will be held as follows:

Date:	Monday, May 12, 2014
Time:	10:00 a.m. Central Time
Place:	Protective Life Corporation Protective Center 2801 Highway 280 South Birmingham, Alabama 35223

        At the annual meeting, we will ask you to:

  •
  elect 14 directors,

  •
  hold an advisory vote on our executive compensation program,

  •
  ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants, and

  •
  transact any other business that may be properly presented at the meeting.

        You may vote at the annual meeting if you were a share owner of record at the close of business on March 26, 2014.

        The annual meeting may be postponed by an announcement at the meeting, and reconvened at a later time. Any business for which this notice is given may be transacted at the subsequent meeting.

By order of the Board of Directors,

DEBORAH J. LONG Secretary

April 9, 2014

PROXY STATEMENT

        Our Board of Directors is soliciting proxies to be used at our annual meeting of share owners. We will hold the annual meeting on Monday, May 12, 2014, beginning at 10:00 a.m., Central Time, at our home office at 2801 Highway 280 South, Birmingham, Alabama 35223. This proxy statement and the enclosed proxy card are being mailed to our share owners beginning on or about April 9, 2014.

        "We," "our," "us," "the Company" and "Protective" each refer to Protective Life Corporation. "You" and "your" each refer to our share owners.

ABOUT THE ANNUAL MEETING

What is a proxy?

        A proxy is a person whom you designate to vote your stock. If you designate someone as your proxy in a written document, that document is called a proxy or a proxy card.

What is a proxy statement?

        A proxy statement is a document that the Securities and Exchange Commission ("SEC") requires us to give you when we ask you to sign a proxy card to vote your stock at the annual meeting.

What is the purpose of the annual meeting?

        At our annual meeting, share owners will act on the proposals outlined in the meeting notice. Also, our management will report on our 2013 performance and will respond to appropriate questions from share owners.

What is the record date and what does it mean?

        The record date for the annual meeting is March 26, 2014. Our Board of Directors establishes the record date. Holders of common stock at the close of business on the record date are entitled to receive notice of, and to vote at, the meeting.

How many shares are entitled to vote at the annual meeting?

        On the March 26, 2014 record date, 78,843,810 shares of common stock were outstanding and entitled to vote at the meeting. Each share of common stock is entitled to one vote on each proposal.

What happens if the meeting is postponed or adjourned?

        The meeting may be postponed or adjourned by an announcement at the meeting. If this happens, the proxies may vote your shares at the subsequent meeting as well, unless you have revoked your voting instructions.

What constitutes a quorum at the meeting?

        The holders of a majority of the outstanding shares of common stock, present in person or represented by proxy at the meeting, will constitute a quorum for transacting business. Abstentions and broker "non-votes" count as "shares present" for determining if there is a quorum.

What is the difference between a share owner "of record" and a "street name" holder?

        If your shares are registered directly in your name with Computershare Shareowner Services LLC, our stock transfer agent, you are considered the share owner "of record" of those shares.

        If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares, and your shares are held in "street name." You have the right to direct your broker or nominee how to vote your shares by following the voting instructions that your broker or nominee provides. If you do not provide your broker or nominee with voting instructions, your broker or nominee will be able to vote your shares with respect to some, but not all, of the proposals. See "What are 'broker non-votes,' and how are they counted?" below for more information.

How do I vote my shares?

        If you are a share owner of record, you can designate a proxy to be voted at the meeting either:

  •
  by using a toll-free telephone number,

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  on the Internet, or

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  by mailing the enclosed proxy card.

        We set up the telephone and Internet voting procedures for your convenience. We designed these procedures to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a share owner of record and you would like to vote by telephone or the Internet, please refer to the instructions on the enclosed proxy card. If you wish to vote using a paper format and you return your signed proxy to us before the annual meeting, your shares will be voted as you direct.

        If you hold your shares in street name, your broker or nominee will vote your shares as you direct. You must give your voting instructions in the manner prescribed by your broker or nominee. Depending on the voting process used by your broker or nominee, you may receive Internet voting instructions or a voting instruction card for you to use to direct the broker or nominee how to vote your shares.

        If you have shares of our stock held in our 401(k) and Stock Ownership Plan, you may use an Internet voting process or a voting instruction card to direct the plan trustee how to vote your shares. The trustee will vote the shares in accordance with your instructions and the terms of the plan. The trustee may also vote the shares even if you do not give it voting instructions. In this case, the trustee will vote shares for which it does not receive instructions in the same proportion as it votes shares for which it does receive instructions.

What does it mean if I get more than one proxy card?

        If you get more than one proxy card, it means that your shares are registered differently and are in more than one account. Please sign and return all proxy cards to be sure that all of your shares are voted.

Can I vote my shares in person at the meeting?

        Yes. If you are a share owner of record, you may vote your shares at the meeting by completing a ballot at the meeting. However, if you are a street name holder, you may vote your shares in person only if you obtain a signed proxy from your broker or nominee giving you the right to vote the shares.

        Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

What matters are being voted on at the meeting?

        The following matters will be voted on at the meeting:

  •
  Proposal 1 – Election of Directors.  You may vote for all of the individuals nominated by our Board of Directors, or you may withhold your vote with respect to one or more nominees. See pages 5-7 for more information about Proposal 1.

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  Proposal 2 – Advisory vote on executive compensation.  You may vote for or against, or abstain from voting on, this proposal. See page 67 for more information about Proposal 2.

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  Proposal 3 – Ratification of appointment of PricewaterhouseCoopers LLP as our independent accountants. You may vote for or against, or abstain from voting on, this proposal. See page 71 for more information about Proposal 3.

What are the Board's recommendations?

        The Board of Directors recommends a vote:

  •
  FOR electing all nominees for Director (Proposal 1),

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  FOR the approval, on an advisory basis, of the compensation of our named executive officers (Proposal 2), and

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  FOR ratifying the appointment of PricewaterhouseCoopers LLP as our independent accountants (Proposal 3).

What if I do not specify how I want my shares voted?

        If you sign and return your proxy card but do not specify on your proxy card (or when giving your proxy by telephone or over the Internet) how you want to vote your shares, they will be voted in accordance with the recommendation of the Board of Directors as follows:

  •
  FOR electing all nominees for director (Proposal 1),

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  FOR the approval, on an advisory basis, of the compensation of our named executive officers (Proposal 2), and

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  FOR ratifying the appointment of PricewaterhouseCoopers LLP as our independent accountants (Proposal 3).

Can I change my vote?

        Yes. You can revoke your proxy at any time before the vote is taken at the meeting by:

  •
  submitting written notice of revocation to Protective's Secretary;

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  submitting another proxy by telephone, on the Internet or by mail that is dated after the earlier proxy and, if by mail, that is properly signed; or

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  voting in person at the meeting.

What are the voting requirements for a proposal to be approved?

        The affirmative vote of a majority of the shares present at the meeting, in person or by proxy, and entitled to vote on the proposal at the meeting, is required to elect each nominee for director (Proposal 1) and to approve each of Proposal 2 and Proposal 3.

        If you abstain from voting on a proposal, the abstention will have the same effect as a vote "against" that proposal.

What are "broker non-votes," and how are they counted?

        If you hold your shares in street name, your broker or nominee can generally vote only in accordance with your instructions. However, if your broker or nominee has not received your voting instructions within 10 days before the meeting, it can vote on any proposal that is considered "routine" by the New York Stock Exchange ("NYSE"). If the broker or nominee cannot vote on a proposal because it is not routine, there is a "broker non-vote" on that proposal. Broker non-votes are counted for quorum purposes, but do not count as votes entitled to vote on that matter or as votes for or against the proposal.

        We expect that the NYSE will consider Proposal 3 (ratification of the appointment of PricewaterhouseCoopers LLP as our independent accountants) to be a routine proposal.

Are there any other matters to be acted upon at the annual meeting?

        We do not know of any other matters to be presented or acted upon at the meeting. Under our Bylaws, an item of business can be brought to a vote at the meeting only if it is specified in the meeting notice, or brought before the meeting by the Board of Directors or by a share owner who has met the notice requirements in the Bylaws. We have not received any such notice from a share owner. If any other matter is presented at the meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the proxies.

Who pays for the proxy solicitation?

        We pay the costs of soliciting proxies. We retain Broadridge Financial Solutions, Inc. to send proxy materials to share owners and to help tally the votes. We expect to pay them a fee of about $3,500 (plus expenses). Some of our employees may also help solicit proxies from time to time. They do not receive any extra or special pay for doing this.

Where can I find the voting results for the meeting?

        The preliminary voting results will be announced at the meeting. After the meeting, we will file the final voting results with the SEC on a Form 8-K within the time period required by SEC rules. This form will be accessible through our website, www.protective.com.

PROPOSAL 1: ELECTION OF DIRECTORS

Director Nominees

        The Board of Directors has nominated all of our current directors for re-election at the 2014 annual meeting.

        Our entire Board of Directors, which on May 12, 2014 is expected to consist of 14 directors, will be elected at the annual meeting. Each director will serve until the next annual meeting or until he or she is succeeded by another qualified director who has been elected.

        Each director nominee is now a member of the Board of Directors. Our share owners previously elected each nominee.

        The Board has reviewed the external commitments of each of our directors, including their service as directors on other public company boards. In each instance, the Board feels that participation on these public company boards provides the directors with experience and insight that benefits us. The Board concluded that the external commitments of our directors are not excessive and do not negatively impact any director's ability to satisfy the obligations of service on this Board.

        Your shares will be voted as specified on your proxy. If you do not specify how you want your shares voted when you provide your proxy, they will be voted FOR the election of all nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for the Board to substitute another person for any nominee, then your shares will be voted for that other person. The Board may also choose to reduce the number of directors to be elected, as permitted by our Bylaws.

        The director nominees provided the following information about themselves as of the date of this proxy statement:

Name	Age	Principal Occupation and Certain Directorships	Protective Director Since
Robert O. Burton	57	President and Chief Executive Officer of Hoar Holdings LLC (construction industry). Member of the North Central Alabama Advisory Board of Regions Bank (a wholly-owned subsidiary of Regions Financial Corporation).	2011
Elaine L. Chao	61	Twenty-fourth U.S. Secretary of Labor from 2001-2009 (government). Chairman, Ruth Mulan Chu Chao Foundation. Distinguished Fellow, Heritage Foundation (research and educational institution). Director of Wells Fargo & Company and News Corporation.	2011
Thomas L. Hamby	64	Former President of AT&T Alabama, a subsidiary of AT&T Inc. (telecommunications); former President (Alabama) of BellSouth Corporation (acquired by AT&T Inc. in December 2006). Member of the North Central Alabama Advisory Board of Regions Bank (a wholly-owned subsidiary of Regions Financial Corporation).	2004

Name	Age	Principal Occupation and Certain Directorships	Protective Director Since
John D. Johns	62	Chairman of the Board, President and Chief Executive Officer of Protective; former Chief Operating Officer; also a director and/or officer of each principal subsidiary of Protective. Director of Alabama Power Company (a wholly-owned subsidiary of The Southern Company), Regions Financial Corporation and Genuine Parts Company. Former director of Alabama National BanCorporation, John H. Harland Company, and National Bank of Commerce of Birmingham.	1997
Vanessa Leonard	53	Vanessa Leonard, Attorney at Law (legal services). Trustee of The University of Alabama System and a member of the Health Care Authority for Baptist Health Board.	2004
Charles D. McCrary	62
		Chairman of the Board of Directors of Alabama Power Company (public utility and a wholly-owned subsidiary of The Southern Company) and Executive Vice President of The Southern Company until his announced retirement on May 1, 2014; former President and Chief Executive Officer of Alabama Power Company, President and Director of Southern Electric Generating Company (affiliate of public utility), and President and Director of Alabama Property Company (subsidiary of Alabama Power Company). Director of Alabama Power Company (until May 1, 2014) and Regions Financial Corporation. Former director of AmSouth Bancorporation.	2005
John J. McMahon, Jr.	71	Chairman of Ligon Industries, LLC (manufacturer of wastewater treatment equipment, aluminum castings and hydraulic cylinders). Former Chairman of the Executive Committee of McWane, Inc. (pipe and valve manufacturing). Director of ProAssurance Corporation. Former Director of Alabama National BanCorporation, John H. Harland Company and National Bank of Commerce.	1987
Hans H. Miller	61	Strategic advisor to businesses; Chairman and Director of Hwa Hong Corporation, Ltd. (real estate); Managing Member of Bougainvillea Books LLC (book publisher). Former Managing Director-Senior Advisor of Banc of America Securities (investment banking). Former President and Chief Executive Officer of the Hartford International Financial Services Group, Inc. and Senior Vice President of The Hartford Financial Services Group, Inc. Former Director of Tawa PLC (insurance and insurance services) and PRO IS, Inc. (consulting and advisory services).	2009
Malcolm Portera	68	Former Chancellor of The University of Alabama System (higher education). Director of Alabama Power Company (a wholly-owned subsidiary of The Southern Company). Former director of Regions Financial Corporation.	2003

Name	Age	Principal Occupation and Certain Directorships	Protective Director Since
C. Dowd Ritter	66	Former Chairman, Chief Executive Officer and President of Regions Financial Corporation (bank holding company); former Chairman, Chief Executive Officer and President of Regions Bank (banking and financial services); former Chairman of the Board, President and Chief Executive Officer of AmSouth Bancorporation and of AmSouth Bank (acquired by Regions Financial Corporation in November 2006). Director of Alabama Power Company (a wholly-owned subsidiary of The Southern Company). Former director of Regions Financial Corporation, Regions Bank, AmSouth Bancorporation and AmSouth Bank.	2005
Jesse J. Spikes	63	Senior Counsel with McKenna Long & Aldridge LLP (legal services). Former director of John H. Harland Company.	2011
William A. Terry	56	Principal and Corporate Secretary of Highland Associates, Inc. (SEC registered investment advisor); Member of Highland Strategies, LLC (developer and distributor of alternative investment funds); Chairman of the Board, President and Chief Compliance Officer of Highland Information Services, Inc.	2004
W. Michael Warren, Jr.	66	President and Chief Executive Officer, Children's of Alabama (health services). Former Chairman of the Board, President and Chief Executive Officer of Energen Corporation (diversified energy holding company). Former director of Energen Corporation.	2001
Vanessa Wilson	55	Chief Financial Officer of Golden Seeds LLC (investments). Former Managing Director and an equity research analyst with Deutsche Bank Securities, Inc. (broker-dealer).	2006

        Please see page 14 for more information about our directors.

Board Recommendation

        The Board of Directors unanimously recommends that you vote FOR the election of all of the director nominees.

CORPORATE GOVERNANCE AND OUR BOARD OF DIRECTORS

Corporate Governance

Corporate Governance Overview

        We have a long history of following corporate governance practices that we believe are in the best interests of our business and our share owners. We comply with the corporate governance requirements imposed by the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC and the NYSE. We will continue to review and modify our policies and practices to address ongoing developments in this area. While many of our corporate governance principles are discussed in other sections of this proxy statement, some of the highlights are:

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  Annual election of directors.  Our directors are elected annually for a term of office to expire at the next annual meeting (subject to the election and qualification of their successors).

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  Majority voting.  Our directors are elected if they receive a majority vote of those shares present or represented by proxy and entitled to vote on the election.

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  No share owners rights plan.  We do not have a share owners rights plan in effect.

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  Independent Lead Director.  Among other responsibilities, our independent Lead Director chairs meetings of our non-management directors and independent directors in executive session and acts as a liaison between non-management directors and our management.

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  Independent Board.  Our Board is comprised of independent directors, except for Mr. Johns, who is our Chief Executive Officer, and Mr. Ritter, who is not considered to be an independent director of the Company under the NYSE listing standards.

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  Independent Board Committees.  All members of our Audit, Compensation and Management Succession, and Corporate Governance and Nominating Committees are independent directors, and none of them receive compensation from us other than for service on our Board of Directors or its committees.

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  Informed and involved directors.  Our Corporate Governance Guidelines are designed to ensure that our directors are provided with the information and the appropriately structured time that they need to perform their duties.

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  Committee authority to retain independent advisors.  Each of the Audit, Compensation and Management Succession, and Corporate Governance and Nominating Committees has the authority to retain independent advisors, with all fees and expenses to be paid by Protective.

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  Audit Committee policies and procedures.  Under its charter, the Audit Committee has sole authority to approve audit engagement fees, and the Committee's prior approval is required for all audit services and non-audit services to be provided by our independent accountant. Pursuant to its charter, the Audit Committee has delegated to its Chairman, Vanessa Leonard, limited authority to pre-approve certain independent accountant fees. Ms. Leonard reports any pre-approval amounts made under this delegation of authority to the Audit Committee at its next scheduled meeting following the pre-approval.

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  Audit Committee financial expertise.  Our Board has determined that Vanessa Wilson, a member of the Audit Committee, is an audit committee financial expert under the rules of the SEC and that all members of the Audit Committee are independent as defined by NYSE listing standards and possess financial expertise. (See our annual report to share owners for more information.)

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  Stock ownership guidelines.  Our non-employee directors are expected to own our stock with a value equal to the greater of:

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  the aggregate number of shares received under an equity compensation plan by a director who served during the preceding three years; or

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  shares having a market value as of the shareholder's meeting equal to three times the directors' annual retainer.

Additionally, each director is expected to retain, for a period of not less than three years, any stock granted to the director as compensation.

        Similarly, our officers are also expected to own stock with a value of a stated multiple of their base salary (five times for our chief executive officer). If a director or officer does not own the required amount of stock, they are expected to retain their current stock holdings and any compensation paid in stock until that amount is reached.

        We prohibit our officers and directors from engaging in speculative transactions with respect to Company stock and from hedging their ownership of Company stock, including trading in publicly-traded options, puts, calls, or other derivative instruments relating to Company stock. We also prohibit our directors and officers who are subject to the "short-swing profits" and reporting provisions of Section 16 of the Securities Exchange Act of 1934, and other designated officers, from holding Company stock in a margin account and from maintaining or entering into any arrangement that, directly or indirectly, involves the pledge of Company stock as collateral for a loan.

Corporate Governance Guidelines

        The Board has adopted Corporate Governance Guidelines. These Guidelines and our Board committee charters provide the framework for our governance. Our Corporate Governance and Nominating Committee oversees and reviews the Guidelines at least annually, and recommends any proposed changes to the Board for approval.

Code of Business Conduct

        Our Code of Business Conduct applies to all directors, officers and employees. The Code incorporates a code of ethics that applies to our Chief Executive Officer and to all of our financial officers, including our Chief Financial Officer and our Chief Accounting Officer.

Corporate Website

        Our website has a corporate governance section that contains copies of our principal governance documents. The corporate governance section may be found at www.protective.com under "Investor Relations – Corporate Governance." This section contains the following documents, which are available in print to any share owner who requests a copy in writing to Protective Life Corporation, c/o Corporate Secretary's Office, Box 2606, Birmingham, Alabama 35202:

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  Corporate Governance Guidelines;

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  Code of Business Conduct;

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  Audit Committee Charter;

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  Compensation and Management Succession Committee Charter;

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  Corporate Governance and Nominating Committee Charter; and

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  Risk, Finance and Investments Committee Charter.

Communications with Directors.

        Share owners and other interested parties may send communications to the Board, the Lead Director, the non-management directors as a group, or any specific director by mailing the communication to the Board of Directors, c/o Secretary, Protective Life Corporation, P.O. Box 2606, Birmingham, Alabama 35202. Protective's Secretary will forward the correspondence to the Chairman of the Corporate Governance and Nominating Committee unless it is addressed to an individual director or a specific group of directors, in which case the correspondence will be forwarded accordingly. The Board has requested that certain items unrelated to its duties be excluded, such as solicitations and advertisements, junk mail, product-related communications, job referral materials such as resumes, and surveys.

 Our Board of Directors and Its Committees

Board of Directors

        Our Board oversees our business affairs and monitors the performance of our management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The Board has regular meetings, and has four standing committees to help it carry out its duties.

Board Leadership Structure

        Our Board exercises its responsibilities under the leadership of:

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  the Chairman of the Board; and

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  the Lead Director.

        Chairman of the Board.    Mr. Johns currently serves as the Chairman of the Board and as our President and Chief Executive Officer. Our Board does not have a fixed policy regarding combining the roles of the Chairman and the Chief Executive Officer because it wants the flexibility to determine whether the positions should be held by the same person or by separate persons based on the leadership needs of the Board and the Company at any particular time. The Board believes that at this time, having Mr. Johns serve in both roles is the most effective leadership structure for the Board and in the best interests of our share owners and the Company. In making this determination, the Board considered (among other things):

  •
  Mr. Johns' proven leadership ability and knowledge of our business;

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  that combining these roles provides clear leadership for the Board and management, which facilitates development and execution of our strategic initiatives and business plans;

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  that combining these roles demonstrates to our employees, customers, distributors and other stakeholders the Board's confidence in Mr. Johns' leadership;

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  the fact that our other directors (except Mr. Ritter) are all independent under the standards established by the NYSE and the Board;

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  the fact that our other directors are diligent and active in their service as directors; and

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  the effectiveness of our governance structure and processes.

        Lead Director.    The Board has a Lead Director, who is an independent director and who serves as the Chairman of the Corporate Governance and Nominating Committee. Mr. McMahon is currently the Lead Director. The Lead Director:

  •
  chairs any Board meeting at which the Chairman of the Board is not present;

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  chairs meetings of the non-management and independent directors; and

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  acts as a liaison between the non-management directors and our management.

Board and Committee Meetings; Access to Management and Independent Advisors

        Our Corporate Governance Guidelines are designed to ensure that our Directors are provided with the information and opportunity they need to perform their duties. In accordance with the Guidelines, our practices with respect to Board and committee meetings and directors' access to management and independent advisors include (among other things):

  •
  Agendas for our Board and committee meetings are set by senior management, taking into account the duties of the Board and its committees and input and guidance received from the directors.

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  We provide the directors with information important to their understanding of issues to come before the Board or committees in advance of the meetings, and the directors are expected to review these materials before the meetings.

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  Each director is free to raise subjects that are not on the meeting agenda.

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  Senior management attends the first part of each meeting, provides reports and additional information about the matters before the Board or committee, and is available to answer questions.

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  The second part of each meeting is attended only by directors (including Mr. Johns), although selected management members may attend a portion of this part of the meeting to discuss a specific matter. These management members are excused from the meeting after that matter has been covered.

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  Separate executive sessions attended by only non-management directors and only independent directors are scheduled and held at the end of each regularly scheduled Board meeting. The Lead Director presides at each of these executive sessions. The non-management and independent directors may also decide to meet in executive session at any special meeting of the Board.

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  Our directors have open access to members of management (including in-house counsel and internal audit and accounting personnel) and to our independent auditors. A director may arrange for meetings or other contacts with these individuals directly or through our Chief Executive Officer.

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  The Board and each committee have the authority to hire such independent outside financial, legal or other advisors, at the Company's expense, as they deem appropriate.

Risk Oversight

        As a part of its general oversight responsibilities, our Board assesses the major risks that we face and reviews the options for mitigating these risks and the processes that we use to monitor and mitigate risks. The Board has charged the Risk, Finance and Investments Committee (which historically and currently consists of all of our directors) with the primary responsibility for reviewing the risks that are inherent in our business and our strategy for understanding and minimizing the consequences of those risks.

        The Risk, Finance and Investments Committee receives regular reports regarding our business, the risks that we face, and our strategies to address these risks from our senior management, including our President and Chief Executive Officer, our Chief Risk, Accounting, Financial, Investments and Operating Officers, and our General Counsel. The Committee also reviews and approves guidelines for our investments. In addition, the other Board committees consider the risks within their areas of responsibility. For example, the Audit Committee considers the effectiveness of our internal controls over our financial reporting, and the Compensation and Management Succession Committee focuses on risks that may be implicated by our executive compensation programs.

        While the Board and its committees oversee our risk management, the Company's management is responsible for the day-to-day risk management process. We believe that this division of responsibilities is consistent with good corporate governance principles and is the most effective approach for addressing the risks that we face, and that the leadership structure of our Board effectively guides and supports this approach.

Committees of the Board of Directors

        The four standing committees of the Board are:

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  the Audit Committee,

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  the Compensation and Management Succession Committee,

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  the Corporate Governance and Nominating Committee, and

  •
  the Risk, Finance and Investments Committee.

        Each committee has a formal written charter, a current copy of which is available on our website (www.protective.com under "Investor Relations – Corporate Governance Overview"), and reports its actions and recommendations to the Board. Only independent directors serve on the Audit Committee, the Compensation and Management Succession Committee, and the Corporate Governance and Nominating Committee. All of our directors (including Mr. Johns, who is our only management director) serve on the Risk, Finance and Investments Committee.

        Audit Committee.    Among other duties, the Audit Committee:

  •
  oversees our financial reporting and control processes on the Board's behalf, including assistance in oversight of the integrity of our financial statements; our compliance with legal requirements; the independence, qualifications and performance of the independent accountants; and the performance of our internal audit function;

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  reviews internal controls, systems and procedures, accounting policies, and other matters affecting our financial condition;

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  reviews and discusses with management and the independent accountants our annual and quarterly financial statements, financial footnotes thereto, potential disclosure items, summary of uncorrected misstatements, and the independent accountant's written opinion;

  •
  discusses the types of information to be disclosed and the types of presentations to be made in the Company's earnings press releases, earnings guidance and other financial information provided to analysts and rating agencies;

  •
  appoints, retains, compensates, evaluates and (if appropriate) terminates the independent accountants; approves all audit engagement fees and terms; and pre-approves all non-audit services; and

  •
  reviews with the independent accountants their audit procedures, management letters, and other significant aspects of their audit.

        Our Board has determined that Vanessa Wilson, a member of our Audit Committee, is an audit committee financial expert under the rules of the SEC and is independent as defined by NYSE listing standards. While Ms. Wilson possesses the attributes of an audit committee financial expert (as defined under the SEC rules), she is not and has never been an accountant or auditor, and this financial expert designation does not impose any duties, obligations or liabilities that are greater than the duties, obligations and liabilities imposed by being a member of the Audit Committee or the Board. (See our annual report to share owners for more information.)

        The Audit Committee concluded that, during 2013, it satisfied its responsibilities under its charter. The Audit Committee Report is on page 68.

        Compensation and Management Succession Committee.    Among other duties, the Compensation and Management Succession Committee:

  •
  reviews, approves, and administers the compensation policies and programs applicable to our officers and key employees;

  •
  administers annual cash incentive and long-term stock-based incentive programs under our Annual Incentive Plan and Long-Term Incentive Plan;

  •
  reviews and approves goals and objectives relevant to compensation of the Chief Executive Officer, evaluates the performance of the Chief Executive Officer in light of these goals, and determines, in its sole discretion, the compensation level of the Chief Executive Officer based upon this evaluation; and

  •
  reviews management succession planning with the Chief Executive Officer, and recommends to the Board a successor to the Chief Executive Officer whenever the need to name a successor arises.

        The Compensation and Management Succession Committee concluded that, during 2013, it satisfied its responsibilities under its charter. See pages 25-38 for more information about this Committee.

        Corporate Governance and Nominating Committee.    Among other duties, the Corporate Governance and Nominating Committee:

  •
  reviews and makes recommendations to the Board regarding the Board's composition, including the size of the Board, the mix of inside and outside (non-management and independent) directors, and the Board's criteria for selecting new directors;

  •
  reviews the qualifications of candidates for election to the Board and recommends to the Board both new directors and a slate of nominees for election by the share owners at our annual meeting;

  •
  makes recommendations to the Board regarding the compensation of the directors for service on the Board and its committees;

  •
  reviews and makes recommendations to the Board regarding the functions and procedures of the Board and the functions, procedures and membership of its committees (including determining whether requisite expertise is present); and

  •
  reviews the independence of the directors and reports its conclusions to the Board.

        The Corporate Governance and Nominating Committee concluded that, during 2013, it satisfied its responsibilities under its charter. Also, as provided in its charter, the Corporate Governance and Nominating Committee concluded that, during 2013, the Risk, Finance and Investments Committee satisfied its responsibilities under its charter.

        Risk, Finance and Investments Committee.    Among other duties, the Risk, Finance and Investments Committee:

  •
  considers and acts upon financial and investment matters, including the authorization of borrowing and lending transactions entered into by the Company and its subsidiaries;

  •
  establishes and periodically reviews and reassesses policies and guidelines for investment of our assets;

  •
  reviews the investment and disposition of the funds and assets of the Company and its subsidiaries;

  •
  reviews the businesses and activities in which the Company engages and the nature and extent of risks inherent in those businesses and activities;

  •
  reviews the Company's risk appetite; and

  •
  reviews the strategy for understanding, monitoring, and minimizing the consequences of the risks inherent in the Company's business and the programs related thereto.

        Committee Memberships.    The following table shows the current membership of each standing committee.

Director	Audit	Comp	Corp Gov	R, F & I

Burton			X	X
Chao			X	X
Hamby		Chair		X
Johns				Chair
Leonard	Chair			X
McCrary			X	X
McMahon		X	Chair	X
Miller	X			X
Portera		X	X	X
Ritter				X
Spikes		X		X
Terry	X			X
Warren	X			X
Wilson	X			X

        Other Committees.    From time to time, the Board appoints other committees to assist it in its responsibilities (such as committees to determine the price and terms of securities offerings or significant transactions).

Meetings and Meeting Attendance

        The Board and its standing committees held the following number of regular and special meetings during 2013:

# Meetings

Board of Directors	6
Audit Committee	6
Compensation and Management Succession Committee	4
Corporate Governance and Nominating Committee	3
Risk, Finance and Investments Committee	4

        Each director attended at least 75% of the combined Board and committee meetings held during the period served by that director in 2013.

        Share Owners Annual Meeting.    Our directors are expected to attend annual meetings of share owners. All directors then serving on our Board attended the 2013 annual meeting (except Ms. Leonard, who was ill that day).

 Board Composition, Nominations and Qualifications

Board Composition and Director Qualifications

        Our Board has adopted policies regarding our directors and the composition of the Board. These policies state that our directors should:

  •
  be non-employees (except for our President and Chief Executive Officer);

  •
  have a background evidencing a high level of knowledge, experience, judgment, education, character, dedication and achievement;

  •
  possess high personal and professional ethics, integrity and values;

  •
  have an inquisitive and objective perspective, practical wisdom and mature judgment;

  •
  be willing to devote sufficient time and energy to Protective's business;

  •
  be share owners as provided in our Bylaws and our Corporate Governance Guidelines;

  •
  collectively bring a diversity of backgrounds and experiences to the Board; and

  •
  be committed to representing the long-term interests of our share owners.

        Our Corporate Governance and Nominating Committee and the Board consider these factors (as well as other pertinent information, such as the experience and tenure of each director, the size of the Board and the Board's retirement policy) in evaluating the Board and nominees for the Board. The Committee evaluates the effectiveness of this policy by monitoring the effectiveness of our Board and committee meetings (including the effectiveness of reports made by management, the preparation and participation of the directors in the meetings, and the interaction and communication between the directors and management).

Director Nominations

        The Corporate Governance and Nominating Committee considers recommendations for director nominees from directors and share owners. Share owners should submit recommendations in writing to the Corporate Governance and Nominating Committee, c/o Secretary, Protective Life Corporation, P.O. Box 2606, Birmingham, Alabama 35202. Please include relevant information about the potential nominee (including name, address, telephone numbers, and a brief description of the individual's background and experience). Each individual recommended will be evaluated in light of the criteria described above.

Qualification of Directors

        The following summarizes some of the key experiences, qualifications, education and other attributes of our directors:

        Robert O. Burton.    Mr. Burton is the President and Chief Executive Officer of Hoar Holdings LLC, a construction company with projects in the retail, heavy civil, commercial, healthcare, institutional and hospitality markets. Hoar Holdings LLC owns Hoar Construction LLC and Hoar Program Management. Mr. Burton grew up in the construction industry, spending his summers working at Hoar Construction from the time he was thirteen. After joining Hoar Construction full time, Mr. Burton quickly moved through the ranks, progressing from his college co-op days to his present capacity. Mr. Burton is also the majority investor in Stanmore Development, LLC, a real estate company in Houston, Texas. Mr. Burton serves on Regions Bank's North Central Alabama Advisory Board and on the Board and the Executive Committee of American Contractors Insurance Group, Inc., a private company categorized under Workers' Compensation Insurance. Mr. Burton serves as a director for the Lakeshore Foundation and Birmingham Business Alliance. He is a past member of the Boards of the National Multiple Sclerosis Society, the Birmingham Zoo and the Baptist Health Foundation. Mr. Burton's community involvement also includes the Monday Morning Quarterback Club and the Kiwanis Club of Birmingham. Mr. Burton received an undergraduate degree in Building Construction from Auburn University. We believe that Mr. Burton's skills that have led to the expansion of Hoar Construction through the addition of a healthcare division and opening offices in Houston, Orlando and Nashville; his leadership in the community; and his seasoned business judgment are valuable to our Board of Directors.

        Elaine L. Chao.    Secretary Chao served as the 24th Secretary of the United States Department of Labor from 2001 until 2009. She is Chairman of the Ruth Mulan Chu Chao Foundation and a Distinguished Fellow at the Heritage Foundation. Prior to leading the Department of Labor, Secretary Chao was President and Chief Executive Officer of United Way of America, Director of the Peace Corps, Deputy Secretary of the Department of Transportation and Chairman of the Federal Maritime Commission. She was also a banker with Bank of America and Citicorp. She currently serves on the Boards of Directors of Wells Fargo & Company and News Corporation. Secretary Chao previously served on our Board of Directors from 1997-2001. Other directorships prior to her return to government service in 2001 included: NASD, Inc.; Northwest Airlines; HCA Healthcare Company; Dole Food Company and Raymond James Financial. Secretary Chao received her Master in Business Administration from Harvard Business School and a degree in economics from Mount Holyoke College. We believe that Secretary Chao's executive skills and experience as a leader in the private, public and non-profit sectors, along with her seasoned business judgment, are valuable to the Company's Board of Directors.

        Thomas L. Hamby.    Mr. Hamby is retired from AT&T, Inc. (formerly BellSouth Corporation), where he held the office of President-Alabama. Mr. Hamby joined BellSouth in 1971 and held various positions of increasing responsibility within BellSouth, including Director of Federal Regulatory Matters in Washington, D.C., Vice President of Product Management for the Company and Vice President/Regulatory-Georgia. He was appointed President-Alabama in December 1999, and President-Alabama, AT&T in January 2007. As President-Alabama, Mr. Hamby led a successful effort to introduce and pass legislation to deregulate operations and allow development of a more competitive marketplace. Mr. Hamby is a member of Region Bank's North Central Alabama Advisory Board. Mr. Hamby has served as Chairman of the Business Council of Alabama, Chairman of the Metropolitan Development Board, Chairman of the Birmingham Area Chamber of Commerce, Chairman of the Board of the Greater Alabama Council Boy Scouts of America, Treasurer of the Birmingham Civil Rights Institute, Chairman of the Governor's Task Force on Education, and previously served for six years as the Chairman of the Board of Trustees of the Birmingham Museum of Art. Mr. Hamby holds an undergraduate degree in agricultural engineering from the University of Georgia and is actively involved in beef production on the Hamby Farm in Georgia. We believe that Mr. Hamby's skills and experience as a senior executive at AT&T in the telecommunications industry, which during his tenure transitioned from being heavily regulated to becoming highly competitive; and his experience as a leader in other business and civic organizations; along with his seasoned business judgment, are valuable to our Board of Directors.

        John D. Johns.    Mr. Johns joined Protective in October 1993 as Executive Vice President and Chief Financial Officer. In August 1996, Mr. Johns became President and Chief Operating Officer; in January 2002, he became President and Chief Executive Officer; and in January 2003, he became Chairman, President and Chief Executive Officer. Before joining Protective, Mr. Johns was Executive Vice President and General Counsel of Sonat Inc. Prior to joining Sonat, Mr. Johns was an attorney in private practice, focusing on commercial and financing transactions and the financial services industry. Mr. Johns is on the Boards of Directors of Alabama Power Company (a wholly-owned subsidiary of The Southern Company, whose stock is traded on the NYSE), Regions Financial Corporation and Genuine Parts Company. He is a Trustee of Birmingham-Southern College and the Altamont School. He is on the Board of Directors of the American Council of Life Insurers and serves as Chairman. He is on the Board of Directors of the Financial Services Roundtable and the Board of Trustees of the University of Alabama. He also serves in leadership roles for the Business Council of Alabama, the Economic Partnership of Alabama and the Coalition for Regional Transportation. He has previously served in a leadership role for the Birmingham Civil Rights Institute, other financial services industry associations and civic and educational organizations. He was inducted into the Alabama Academy of Honor in 2013. Mr. Johns received an undergraduate degree from the University of Alabama and a Master of Business Administration and a Juris Doctorate from Harvard University. We believe that Mr. Johns' background in the practice of law; his skills and experience as a senior executive of the Company and Sonat; his experience as a leader in other business, civic, educational and charitable organizations; his knowledge and experience as a leader in the life insurance industry; and his long-standing knowledge of the Company; and his seasoned business judgment, are valuable to our Board of Directors.

        Vanessa Leonard.    Ms. Leonard is a practicing attorney and provides consulting services for not-for-profit organizations, primarily in the areas of management, legal and organizational behavior. She was previously a senior consultant and manager with KPMG, Higher Education Consulting, Southeast Market in Washington, D.C. and Atlanta, Georgia, and a financial analyst for Emory University in Atlanta, Georgia. In her consulting and analyst roles, Ms. Leonard focused on management accounting matters (primarily governmental compliance and indirect cost accounting) for higher education institutions. Ms. Leonard is a member of the Board of Trustees of the University of Alabama, where she is Chairman of its Audit Committee and serves on its Finance, Compensation and Investment Committees. Ms. Leonard is also a member of the Health Care Authority for Baptist Health Board and UAB Education Foundation Board. Ms. Leonard served on the Governor's Task Force to Strengthen Alabama's Families and previously served on the Board of the United Way for the Lake Martin area in Alabama. Ms. Leonard received an undergraduate degree in Health Care Management from the University of Alabama, a Master of Business Administration from the University of Mississippi and a Juris Doctorate from the University of Alabama School of Law. The Company believes that Ms. Leonard's experience as an attorney; her management accounting experience and skills in the field of accounting and compliance with complicated regulations for large, complex organizations; and her leadership roles in civic and not-for-profit organizations, are valuable to the Company's Board of Directors.

        Charles D. McCrary.    Mr. McCrary is Chairman of the Board of Directors of Alabama Power Company (effective March 1, 2014) and Executive Vice President of The Southern Company. He will serve in both of these roles until his announced retirement on May 1, 2014. Alabama Power Company is an electric utility company that is wholly owned by The Southern Company (a corporation whose stock is traded on the NYSE). Mr. McCrary previously served as President and Chief Executive Officer of Alabama Power Company from October 2001 through February 2014. He joined Alabama Power while in college and held various positions of increasing responsibility within Southern Company. He served as Vice President for Southern Nuclear Operating Company and later held the positions of President of Southern Company Generation, Chief Production Officer of Southern Company and President of Southern Power Company. Mr. McCrary serves as Chairman of the Economic Development Partnership of Alabama. He serves on the Boards of Directors of Alabama Power Company (until May 1, 2014), Regions Financial Corporation, Mercedes-Benz U.S. International, Inc., Children's Health System and various civic organizations, as well as on the Board of Trustees of Auburn University. He is also a member of the State of Alabama Engineering Hall of Fame. Mr. McCrary received an undergraduate degree in mechanical engineering from Auburn University and a Juris Doctorate from the Birmingham School of Law. We believe that Mr. McCrary's skills and experience as a former senior executive of Alabama Power Company, a large and highly regulated electric utility company; his experience as a leader in other business, civic, not-for-profit and educational organizations; and his seasoned business judgment are valuable to our Board of Directors.

        John J. McMahon, Jr.    Mr. McMahon is Chairman of Ligon Industries, LLC. Previously, Mr. McMahon was a lawyer in private practice in Birmingham, Alabama, before spending 25 years with McWane, Inc., a privately held manufacturing company with international operations having over 20 plants and over one billion dollars in sales. During his career at McWane, Inc., Mr. McMahon held numerous management positions, including President and Chairman of the Board, and negotiated over 25 acquisitions ranging from publicly held companies to small privately held companies. Mr. McMahon serves or has served on the Boards of Directors of publicly and privately held companies, including ProAssurance Corporation, National Bank of Commerce, Alabama National Bancorporation, John H. Harland Company and Cooper/T. Smith Company. He is on the Board of Trustees of Birmingham-Southern College. He has also been a Director or Trustee of the Birmingham Airport Authority and the University of Alabama System. Mr. McMahon received his undergraduate degree from Birmingham-Southern College and a Juris Doctorate from the University of Alabama School of Law. We believe that Mr. McMahon's background as a lawyer in private practice; his skills and his long experience as a senior executive of McWane and Ligon Industries; his experience as a leader in other business, civic, educational, and not-for-profit organizations; his long-standing knowledge of the financial services industry; and his seasoned business judgment, are valuable to our Board of Directors.

        Hans Miller.    Mr. Miller is an advisor to financial and non-financial institutions globally, particularly in the areas of acquisitions and strategy. Mr. Miller's career has included extensive multi-national business experience in both operations and corporate finance. Mr. Miller is the Non-Executive Chairman of Hwa Hong Corporation Ltd., Singapore. Previously, he was Managing Director and Senior Advisor with Banc of America Securities LLC, Senior Vice President of The Hartford Financial Services Group, Inc., President and CEO of The Hartford International Financial Services Group, Inc. and Chief Operating Officer of Hartford companies in Brussels, Belgium. He is a past Chairman of the Committee of American Insurers in Europe and of the International Committee of the American Insurance Association. He was an industry expert to the OECD Insurance Committee in Paris, a member of the U.S. Commerce Department's Advisory Committee ISAC 13, and a past Board Member of ITT Europe. Mr. Miller has also held leadership roles on the Boards of Directors of non-profit organizations and is a professional photographer and founder of a publishing company. Mr. Miller received an undergraduate degree in economics from Carleton College in Northfield, Minnesota, and studied at the Universite de Besancon in Besancon, France and the College of Insurance in New York. We believe that Mr. Miller's extensive background in the insurance industry, both in the U.S. and internationally; his experience as an executive in investment banking and insurance; and his experience as a leader in international insurance industry organizations, are valuable to our Board of Directors.

        Malcolm Portera.    Dr. Portera is the former Chief Executive Officer of The University of Alabama System, which is Alabama's largest higher education enterprise. It includes doctoral research universities in Tuscaloosa, Birmingham and Huntsville as well as the acclaimed UAB Health System. Prior to his position at The University of Alabama System, Dr. Portera was the 16th president of Mississippi State University. Before that, Dr. Portera held a number of increasingly important positions with the University of Alabama System before leaving in 1996 to launch a successful business development and strategic planning company. Dr. Portera serves on the Board of Directors of Alabama Power Company, where he is a member of its Compensation Committee, and he previously served on the Board of Directors of Regions Financial Corporation. He also serves in a leadership role for the Riley Foundation. He is the former Chairman of the Council of Presidents of the Southeastern Universities Research Association and Vice Chairman of the Alabama Research Alliance. Dr. Portera received undergraduate and master's degrees from Mississippi State University and a Ph.D. from The University of Alabama. We believe that Dr. Portera's background and long experience as a senior executive of The University of Alabama System and Mississippi State University; his experience as a leader in other business, civic, educational and not-for-profit organizations; and his seasoned business judgment, are valuable to our Board of Directors.

        C. Dowd Ritter.    Mr. Ritter retired as the Chairman and Chief Executive Officer of Regions Financial Corporation and Regions Bank on March 31, 2010 after forty-one years of service. Throughout his career, Mr. Ritter was elected to positions of increasing responsibility including Executive Vice President of Retail Banking; Senior Executive Vice President of the Trust Division; Vice Chairman of the Board; President and Chief Operating Officer and then Chairman and Chief Executive Officer. Mr. Ritter also serves on the Board of Directors of Alabama Power Company and is Chairman Emeritus of the Birmingham Business Alliance. Mr. Ritter's additional past service to the community includes serving as honorary Co-Chairman of The New Ronald McDonald House Capital Campaign in 2006, 2009 Co-Chairman of the 50th Anniversary Campaign for The Community Foundation of Greater Birmingham, 2007 Honorary Chairman of the Multiple Sclerosis Society's Legacy of Leadership Campaign, Birmingham Civil Rights Institute Campaign Steering Committee, the Sixteenth Street Baptist Church Stabilization Steering Committee, Chairman of the Board of Directors and 1993 Campaign Chairman for the United Way of Central Alabama, Campaign Co-Chairman for the American Cancer Society's Five Points South Center and Hope Lodge, member of the Board of Trustees of the Birmingham Museum of Art, Birmingham-Southern College and Leadership Birmingham, and member of the Board of Directors of the Economic Development Partnership of Alabama. Mr. Ritter was named Business Person of the Year in 2006 by the Birmingham Business Journal, CEO of the Year in 1998 by The Birmingham News, and the 1999 Humanitarian of the Year by the Alabama Chapter of the Arthritis Foundation. Mr. Ritter earned an undergraduate degree in Economics from Birmingham-Southern College in Birmingham, Alabama. He is a graduate of the School of Banking of the South at Louisiana

State University, where he has been a past instructor. We believe that Mr. Ritter's experience as a senior executive of large financial institutions; the depth of his exposure to complex financial issues at such large public companies; his experience as a leader in other business, civic, not-for-profit and educational organizations; and his seasoned business judgment, are valuable to our Board of Directors.

        Jesse J. Spikes.    Mr. Spikes is Senior Counsel with the Atlanta based law firm, McKenna Long & Aldridge LLP, specializing in corporate law. Mr. Spikes also works with businesses in the areas of advertising, marketing and sports law, including the negotiation of endorsements and the preparation of chance promotions and licensing agreements. Mr. Spikes has practiced law for more than thirty-five years. He joined the firm in 1986, became a partner in 1989 and senior counsel in 2010. Mr. Spikes previously served as General Counsel of Atlanta Life Insurance Company and legal advisor for Al Bahrain Arab African Bank. Mr. Spikes has previously served as a Director of publicly and privately held companies. Mr. Spikes serves on the Board of Trustees for Hughes Spalding Children's Hospital and Board of Advisors for Raburn Gap-Nacoochee School. He has also served in leadership roles with Boy Scouts of America. Mr. Spikes received his undergraduate degree in English from Dartmouth College, his undergraduate degree in Philosophy and Politics from University College at Oxford University and his Juris Doctorate from Harvard University. We believe that Mr. Spikes' skills and experience as an attorney whose practice concentrated in areas of corporate and insurance law, with particular emphasis on corporate governance and compliance, internal investigations and audits, special board committee representations, corporate finance and mergers and acquisitions, and his experience as a leader in other business and civic organizations are valuable to our Board of Directors.

        William A. Terry.    Mr. Terry is one of the founders of Highland Associates, Inc., an investment advisory firm that advises on approximately $18.2 billion of assets (as of December 2013) for not-for-profit health care organizations, foundations, endowments and select individuals. Before starting Highland Associates in 1987, Mr. Terry worked in the Investment Management Consulting Group of Interstate/Johnson Lane Corporation. In addition to Highland Associates, Mr. Terry serves as a Trustee of the Nature Conservancy of Alabama. Mr. Terry previously served as a member of the Executive Committee and President for the Mountain Brook City Schools Foundation and Chairman of the Executive Board of the Greater Alabama Council of Boy Scouts of America. Mr. Terry received an undergraduate degree from Davidson College and is a CFA charter holder. The Company believes that Mr. Terry's skills and experience at Highland Associates in the field of investments and as a leader of the firm; his experience as a leader in civic, educational and not-for-profit organizations; and his seasoned business judgment, are valuable to our Board of Directors.

        W. Michael Warren, Jr.    Mr. Warren is President and Chief Executive Officer of Children's of Alabama, an independent, not-for-profit, free-standing pediatric healthcare center. Prior to joining Children's in January 2008, Mr. Warren was Chairman and Chief Executive Officer of Energen Corporation and its two primary subsidiaries, Alagasco and Energen Resources. Mr. Warren became President of Alagasco in 1984 and held a number of increasingly important positions with Energen before being named President and Chief Executive Officer in February 1997 and Chairman in January 1998. Mr. Warren was a lawyer in private practice in Birmingham, Alabama, before joining Alabama Gas in 1983. Mr. Warren served on the Board of Directors of Energen Corporation until his term expired in April 2010. Mr. Warren has served as Chairman of the Board of Directors of the Business Council of Alabama, the United Way, and Children's of Alabama. He also has been Chairman of the Metropolitan Development Board, the Alabama Symphony Board of Directors and the American Heart Association Board of Directors. He has chaired the general campaign of the United Way for Central Alabama and the United Negro College Fund. Mr. Warren received an undergraduate degree from Auburn University and a Juris Doctorate from Duke University. We believe that Mr. Warren's background as an attorney; his skills and long experience as Chairman and CEO of a highly regulated publicly held utility; his continuing experience as President and CEO of Children's of Alabama; his experience as a leader in other business, civic, and not-for-profit organizations; and his seasoned business judgment, are valuable to our Board of Directors.

        Vanessa Wilson.    Ms. Wilson is a finance professional with 25 years of experience on Wall Street and in the insurance industry, with particular expertise in investments, the public markets, and corporate finance. Ms. Wilson is the Chief Financial Officer for Golden Seeds, LLC. Ms. Wilson retired in 2007 from Deutsche Bank Securities, Inc., where she had been a Managing Director and equity research analyst with primary responsibility for the U.S. life insurance industry. She had previously held senior positions in equity research at Credit Suisse First Boston and Donaldson, Lufkin & Jenrette. She is past-president of the Association of Insurance and Financial Analysts. Ms. Wilson also spent three years in the insurance industry practice of the Investment Banking Division of Credit Suisse. Prior to Credit Suisse, Ms. Wilson worked in the insurance industry with Marsh & McLennan, initially as an insurance broker and then as a property-casualty credit analyst. In addition to her investment activities with Golden Seeds, Ms. Wilson holds a leadership position with responsibilities for investor and entrepreneur education. Ms. Wilson is also active in her community through various non-profit initiatives. She is a Board Member and the Treasurer of Futures and Options, which connects underserved youth with paid internships and mentoring. As a former trustee of The Ethel Walker School, a secondary school in Connecticut, Ms. Wilson served on the Finance and Audit Committees and was the Chairman of the Investment Committee for the endowment. Ms. Wilson received an undergraduate degree from Amherst College, and a Master of Business Administration from New York University's Stern School of Business. We believe that Ms. Wilson's background, skills, and experience as a senior financial analyst in the life insurance industry; her extensive knowledge of the industry; and her experience in and leadership roles in civic, not-for-profit and educational organizations, are valuable to our Board of Directors.

Director Independence

Independence Standards

        Our Corporate Governance Guidelines provide that a majority of our directors must meet the criteria for independence required by the NYSE. The Board has adopted categorical independence standards consistent with the NYSE listing guidelines. These standards are contained in Exhibit A to our Corporate Governance Guidelines, found on our website at www.protective.com under "Investor Relations – Corporate Governance." A director is not considered independent unless the Board has determined that the director has no direct or indirect material relationship with us. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. In determining a director's independence, the Board also observes any other laws and regulations governing us and evaluates any information it has that may impact independence.

        The Board has established certain categories of relationships that do not, in the Board's opinion and absent other circumstances, cause a director to be less than independent. As a result, the Board does not consider the following relationships to be automatic disqualifiers when evaluating the independence of our directors:

  •
  if a family member of the director (other than a spouse, child or child-in-law) is, or has been within the last 3 years, a Protective employee, if the employee is not an executive officer of Protective or an officer with a policy-making role;

  •
  if an immediate family member of the director is either:

  –
  a current employee of our internal or external auditor, if the immediate family member does not participate in the firm's audit, assurance or tax compliance practice; or

  –
  a partner, member or principal of a law firm or other firm that provides non-accounting professional services, if the immediate family member does not derive income directly dependent on the revenues received from us or perform significant work for us;

  •
  if the director or an immediate family member is an officer or director of another company or an organization on whose board any of our present executive officers or other directors sit;

  •
  if the director or an immediate family member is a current executive officer or other employee of another company that either:

  –
  does business with us and the annual sales to, or purchases from, us in any of the last 3 fiscal years were less than 2% of the other company's consolidated gross revenues; or

  –
  is indebted to us, or to which we are indebted, and the total amount of either company's indebtedness to the other is less than 1% of the other company's total consolidated assets; or

  •
  if the director or an immediate family member is an executive officer, director or trustee of a foundation, university or other nonprofit organization that has received from us (including our foundation), during any of the last 3 fiscal years, contributions which did not exceed the greater of $1 million or 25% of that organization's annual consolidated gross revenue during that organization's fiscal year.

Review of Director Independence

        The Board conducts an annual review of the independence of all directors. Before the meeting at which this review occurs, each director is asked to supply the Corporate Governance and Nominating Committee and the Board with complete information about the director's relationships with us and with our senior management and their affiliates. Our management provides additional information about transactions, relationships or arrangements between us and the directors or parties related to the directors.

        The Corporate Governance and Nominating Committee reviews this information and makes its own determinations of each director's independence. It reports its findings and the reasons for those findings to the Board, which then makes the final determinations of director independence.

Independence Determinations

        The Corporate Governance and Nominating Committee and the Board have reviewed the independence of our directors, following the procedures outlined above. As part of this review, the Committee and the Board considered all information known to them about material relationships among the directors and the Company or its management, including but not limited to the following:

  •
  Mr. McCrary served as President and Chief Executive Officer of Alabama Power Company until February 2014; Mr. Johns serves as a director of Alabama Power Company. Alabama Power Company has no publicly traded common stock, and is a wholly-owned subsidiary of The Southern Company, a corporation whose stock is traded on the NYSE. Among other factors that they considered, our Corporate Governance and Nominating Committee and our Board have been advised that the Board of Directors of The Southern Company (not the Board of Directors of Alabama Power Company, of which Mr. Johns is a member) determined Mr. McCrary's compensation and terms of employment and all issues regarding Mr. McCrary's tenure and management succession planning throughout the time Mr. McCrary served as President and Chief Executive Officer of Alabama Power Company.

  •
  That a limited liability company, established by limited liability companies maintained for the benefit of the families of Mr. Johns and Mr. Terry, owns certain recreational property (a small portion of which is also owned by each of Mr. Johns and Mr. Terry).

  •
  Mr. Johns and Mr. McCrary are directors of Regions Financial Corporation, and Mr. Ritter is the former Chief Executive Officer of Regions Financial Corporation. Mr. Burton and Mr. Hamby serve as Directors on a Regions Bank Advisory Board.

  •
  Mr. Johns served on the Compensation Committee of the Board of Directors of Regions Financial Corporation from October 2011 until February 6, 2013. Mr. Ritter's son is, and during that period was, an executive officer of Regions Financial Corporation. For this reason, Mr. Ritter is not considered to be an independent director under NYSE listing standards.

        After review and discussion of the information provided to it and the report of the Corporate Governance and Nominating Committee, the Board affirmatively determined that, under the NYSE independence standards, twelve of our current non-employee directors (Burton, Chao, Hamby, Leonard, McCrary, McMahon, Miller, Portera, Spikes, Terry, Warren and Wilson) are independent. Mr. Ritter and Mr. Johns, our Chairman, President and Chief Executive Officer, are our only non-independent directors. The Board also determined that all members of the Audit Committee, the Compensation and Management Succession Committee, and the Corporate Governance and Nominating Committee meet the applicable independence requirements as defined by NYSE listing standards.

Compensation Committee Interlocks and Insider Participation

        During 2013, the members of our Compensation and Management Succession Committee were Mr. Hamby (Chairman), Mr. Ritter (until February 6, 2013), Mr. McMahon (beginning February 6, 2013), Mr. Portera (beginning May 13, 2013), and Mr. Spikes. No interlocking relationship (as defined in the SEC proxy rules) existed during 2013 between any of these individuals and any of our executive officers. In addition, none of these individuals has ever been an officer or employee of ours, or had any relationship for which the SEC requires disclosure (except as noted above).

Related Party Transactions

Related Party Transaction Policy and Procedures

        We review all relationships and transactions in which we and "related parties" (our directors, director nominees, executive officers, and their immediate family members) participate to determine if any related party has a direct or indirect material interest. Our General Counsel's Office is primarily responsible for developing and implementing processes to obtain the necessary information and for determining, based on the facts and circumstances, whether a direct or indirect material interest exists. We disclose any such transactions in our proxy statement, as required by SEC rules.

        If the General Counsel's Office determines that a transaction may require disclosure under SEC rules, the General Counsel's Office will notify:

  •
  the Corporate Governance and Nominating Committee, if the transaction involves one of our directors or director nominees; otherwise,

  •
  the Audit Committee.

        The relevant Board committee will approve or ratify the transaction only if it determines that the transaction is in our best interests. In considering the transaction, the committee will consider all relevant factors, including (as applicable):

  •
  our business rationale for entering into the transaction;

  •
  the alternatives to entering into the transaction;

  •
  whether the terms of the transaction are comparable to those that could be obtained in arms-length dealings with an unrelated third party;

  •
  the potential for the transaction to lead to an actual or apparent conflict of interest, and any safeguards imposed to prevent actual or apparent conflicts; and

  •
  the overall fairness of the transaction to us.

Related Party Transactions

        Based on the information available to the General Counsel's Office and to the Board, there have been no transactions between us and any related party since January 1, 2013, nor are any currently proposed, for which disclosure is required under SEC rules.

 Director Compensation

        This table contains information about the 2013 compensation of our non-employee directors.

Director Compensation Table

Name (a)	Fees earned or paid in cash ($) (b)	Stock awards ($) (c)	All other compensation ($) (d)	Total ($) (e)

Robert O. Burton	$66,200	$75,000	$0	$141,200
Elaine L. Chao	$72,900	$75,000	$0	$147,900
Thomas L. Hamby	$77,350	$75,000	$0	$152,350
Vanessa Leonard	$96,500	$75,000	$0	$171,500
Charles D. McCrary	$64,700	$75,000	$0	$139,700
John J. McMahon, Jr.	$79,750	$75,000	$0	$154,750
Hans H. Miller	$75,300	$75,000	$0	$150,300
Malcolm Portera	$74,100	$75,000	$0	$149,100
C. Dowd Ritter	$63,500	$75,000	$0	$138,500
Jesse J .Spikes	$75,200	$75,000	$0	$150,200
William A. Terry	$71,000	$75,000	$0	$146,000
W. Michael Warren, Jr.	$71,000	$75,000	$0	$146,000
Vanessa Wilson	$75,400	$75,000	$0	$150,400

Discussion of Director Compensation Table

        We pay director compensation only to directors who are not our employees.

        Column (b) – Fees earned or paid in cash.    The 2013 cash compensation components were –

  Cash Retainer Fees

  •
  Board membership – $12,500 per quarter

  •
  Additional retainer for Audit Committee chair – $5,000 per quarter

  •
  Additional retainer for other Board committee chairs – $2,500 per quarter

        Cash retainers are paid in February, May, August and November.

  Meeting Attendance Fees

  •
  Board meeting (or per day for multi-day meetings):
  –
  out-of-town director in person – $2,600
  –
  out-of-town director by telephone – $1,500
  –
  in-town director – $1,500

  •
  Board committee meeting – $1,200

        For meetings held in Birmingham in 2013, our out-of-town directors were Secretary Chao, Ms. Leonard, Mr. Miller, Dr. Portera, Mr. Spikes and Ms. Wilson.

        Column (c) – Stock awards.    The amount in the table reflects the issuance on May 13, 2013, of 1,940 shares of our common stock to each Director as an annual stock retainer. This amount is based on the value of our stock on that date ($38.65).

        These grants were made under our Stock Plan for Non-Employee Directors, which is described below.

        Column (d) – All Other Compensation.    If a director's spouse or appropriate guest travels with the director on Company business, we reimburse the director for the associated travel expenses if the spouse's or guest's presence on the trip is deemed necessary or appropriate for the purpose of the trip. If reimbursement of these expenses results in taxable income to the director, we provide the director a payment to cover the taxes that the director is expected to incur with respect to the reimbursement (and the related payment). In some situations, these tax reimbursement payments are paid in the year after the spouse's or guest's trip.

        Stock Plan for Non-Employee Directors.    We believe that director compensation should be tied to your interests as share owners. Therefore, we pay a significant percentage of director compensation in our common stock.

        Each year, the Board of Directors may grant each non-employee director shares of our stock as part of their annual retainer. The maximum grant is 5,000 shares per director per year. Grants are made under our Stock Plan for Non-Employee Directors, which you approved in 2013.

        Deferred Compensation Plan.    Directors may elect to defer their compensation. They may defer cash amounts into a common stock equivalent or an interest-bearing equivalent (earning interest at the 30-day LIBOR rate plus 0.75%). Directors may defer stock compensation only as common stock equivalents. We do not provide any above-market or preferential earnings rates, and do not guarantee that a director's investments in common stock equivalents will make money.

        Amounts deferred into the interest-bearing equivalent are payable in cash. Amounts deferred as common stock equivalents are payable as shares of stock.

        Stock Ownership Guidelines.    Our directors are expected to own our stock (or stock equivalents held under our deferred compensation plan) equal to the greater of:

  •
  the aggregate number of shares received under an equity compensation plan by a director who served during the preceding three years; or

  •
  shares having a market value as of the annual shareholder's meeting equal to three times the director's retainer.

If a director does not own this amount, the director must retain shares of stock until this level is met. This guideline applies to all shares that the director acquires (even if they purchase shares on the open market). Additionally, each director shall retain, for a period of not less than three years, any stock granted to the director as compensation. We also prohibit our directors from engaging in speculative transactions with respect to Company stock and from hedging or pledging our stock.

EXECUTIVE COMPENSATION

Executive Summary

Overview

        The following is a brief overview of our executive compensation philosophy and programs. The Compensation Discussion and Analysis and the related tables and disclosures that follow have the complete details.

  •
  Our Compensation and Management Succession Committee, which is composed of only outside independent Directors, oversees our executive compensation program. The Compensation Committee engages an independent consultant to help it perform its duties. The Committee Chairman provides the Board with regular reports of the Committee's actions.

  •
  Our compensation program is designed to attract, motivate, reward, and retain talented executives.

  •
  The key components of our executive compensation program are base salary, cash-based annual incentive awards, and long-term equity-based incentives. In addition, executive officers receive the same benefits as other salaried employees and a few perquisites (such as financial counseling).

  •
  We target our compensation program to provide a compensation opportunity at the median of our peer group. The performance incentive components of the program are designed so above-average performance results in above-median total compensation, and below-average performance results in below-median total compensation.

  •
  We believe in pay-for-performance, which is why a significant portion of the targeted total compensation of our executives is "at risk" – that is, linked to achievement of Company goals, our stock price, or both Company goals and stock price. For example, 66% of the targeted 2013 total compensation for our chief executive officer was "at risk" compensation.

  •
  Our annual cash incentive program is aligned directly to annual Company goals and performance, consistent with our pay-for-performance philosophy. Each executive has an annual incentive opportunity expressed as a percentage of their base pay. The actual amount paid depends on achievement of pre-established objective goals, and can range from 0-200% of the individual's target incentive.

  •
  Long-term equity-based awards (performance share units, restricted stock units, and stock appreciation rights) encourage executives to focus on the Company's long-term success and the creation of share owner value, and to remain employed with the Company.

  •
  Unless our share owners approve:

  –
  all stock option and stock appreciation right (SAR) awards must have an exercise or base price that is no less than the fair market value of our stock on the award date; and

  –
  the exercise or base price of an outstanding option or SAR award may not be reduced (except in the event of stock splits or other changes affecting our common stock).

  •
  Unearned performance shares do not earn dividends or dividend equivalents.

  •
  Executive officers must comply with our stock ownership guidelines and may not trade in options in our stock or engage in hedging or other speculative transactions. Officers of the Company who are subject to the "short-swing profits" and reporting provisions of Section 16 of the Securities Exchange Act of 1934, and other officers who have been designated by the Company, are also prohibited from pledging our stock.

  •
  The Compensation Committee regularly reviews our executive compensation program and the amounts and types of compensation that our executives receive. This includes, among other things, the review of "tally sheets" for each of our named executives (that is, the officers who are named in the Summary Compensation Table in our proxy statement) that provide a detailed description of current pay levels and outstanding annual and long-term incentives.

  •
  We review our compensation programs annually to ensure that they do not create risks that are reasonably likely to have a material adverse effect on us or our share owners.

  •
  All of our executive officers are employed at will, and they have no guarantees of future employment or levels of compensation.

Key Decisions in 2013

        Each year, the Compensation Committee reviews the goals under our annual incentive program and the terms of our long-term incentives, to ensure that they are aligned with your interests. For 2013, the Committee decided:

  •
  to establish goals under the annual incentive program relating to our operating earnings per share, capital deployment, expense management, and risk based capital (RBC); and

  •
  to emphasize improvement in our return on equity, increases in our stock price and the retention of key officers through the grant of performance share units (which earn out over a three year period based on our average return on average equity) and restricted stock units (which vest over four years).

Conclusion

        We continually review our executive compensation program to assure that it achieves the objectives described above. The Compensation Committee and our management believe that our executive compensation program is designed and implemented in your best interests as share owners.

Compensation Discussion and Analysis

Our Compensation Philosophy

        The objectives of our executive compensation program are to:

  •
  attract and retain the most qualified executives,

  •
  reward them for achieving high levels of performance, and

  •
  align executive and share owner interests.

Principles of Our Compensation Program

        To meet these objectives, we design our program to:

  •
  align compensation with business goals and results,

  •
  compete for executive talent,

  •
  enhance share owner value by rewarding officers for achieving long-term goals,

  •
  support risk management practices,

  •
  take into account market and industry practices and internal pay equity, and

  •
  be communicated effectively, so our officers understand how compensation is linked to performance.

Compensation Committee

        The Compensation and Management Succession Committee of our Board of Directors oversees the compensation program for our officers. The Committee's principal duties include:

  •
  determining the compensation packages of our senior officers,

  •
  setting annual cash incentive opportunities and determining whether the related performance objectives have been achieved,

  •
  granting long-term incentive awards and determining whether any related performance objectives have been achieved, and

  •
  reviewing and discussing senior management performance and management succession plans with our Chief Executive Officer.

The Compensation Consultant

        The Committee engages an independent compensation consultant to help it fulfill its duties. At its November 2012 meeting, the Committee reviewed the services provided by Towers Watson, reviewed its independence and determined that it met the Committee's independence requirements, and engaged Towers Watson to serve as its compensation consultant for the 2013 compensation cycle. As a part of this review, the Committee considered, among other things:

  •
  the nature and cost of any services provided by affiliates of the compensation consultant to other areas of our business;

  •
  the amount of fees that we pay the compensation consultant for compensation services and other services provided by its affiliates, and a percentage comparison of those amounts to the consultant's total revenues;

  •
  the consultant's internal codes of conduct, professional standards policies, and quality assurance programs;

  •
  the fact that the individual consultants who work directly with the Committee are not the relationship managers for any other services that may be provided by affiliates of the consultant, and receive no compensation that is directly related to these other services;

  •
  the fact that the compensation consultant and the individual consultants who work directly with the Committee have no business or personal relationships with any member of the Committee; and

  •
  the fact that the individual consultants who work directly with the Committee do not directly own any of our stock.

        We pay the compensation consultant's fees (generally on an hourly basis) and expenses as provided in the consultant's written agreement with the Committee. As provided in that agreement and in the Committee's directions to the compensation consultant, the consultant gives the Committee advice about:

  •
  the compensation provided to officers at other companies, using proxy statement data, published survey sources, and the consultant's proprietary data,

  •
  the amount and type of compensation to provide to our officers and key employees,

  •
  the value of long-term incentive grants,

  •
  the allocation of total compensation between cash and stock-based incentives,

  •
  the allocation of total compensation "at risk" (annual cash incentives and stock-based incentives) and not "at risk," and

  •
  internal pay equity among key executives.

        The consultant also collects and summarizes for the Committee information from our Board of Directors about the performance of our Chief Executive Officer. Representatives of the compensation consultant attend regular Committee meetings, and consult with the Chairman of the Committee (with or without management present) upon request.

Compensation Peer Group

        For 2013, the compensation consultant focused on the pay practices of a peer group of 15 life insurance and financial services companies that are similar to us in size and business mix and that represent a possible source of officer and key employee talent. The Committee selects the companies in this compensation peer group, taking into account the recommendations of the consultant and our management. The consultant also provides a summary of compensation survey data for other companies, to give the Committee additional information for comparison purposes.

        The compensation peer group for the 2013 compensation cycle included:

Aflac Incorporated Ameriprise Financial, Inc. Assurant, Inc. CNO Financial Group, Inc. FBL Financial Group, Inc. Genworth Financial, Inc. Lincoln National Corporation	Primerica, Inc. Principal Financial Group, Inc. Reinsurance Group of America, Inc. StanCorp Financial Group, Inc. Symetra Financial Corporation. Torchmark Corporation Unum Group XL Group plc

        Our Compensation Committee and our management evaluate the composition of the peer group annually. We believe that the peer group has the appropriate mix of companies and that it provides the appropriate means of comparing our compensation programs and performance to that of key competitors. In our view, other approaches to creating peer groups (such as using Global Industry Classification Standard codes and asset size within a narrow range above or below our asset size) often include too few or too many companies to facilitate useful comparisons, and include companies with business mixes that have little or no resemblance to our business mix (such as reinsurers and property and casualty insurance companies).

Pay for Performance

        The Committee is committed to tying executive compensation to Company performance. To evaluate its implementation of this pay for performance philosophy, the Committee members consider a wide range of information (including information they receive both as Committee members and as Board members), including:

  •
  total shareholder return of Protective, the S&P 500 Index and the compensation peer group over various time periods;

  •
  our return on equity and the rate of growth of our return on equity;

  •
  our deployment of capital for acquisitions and products;

  •
  our operating earnings per share and the rate of growth of our operating earnings, and the degree of difficulty in achieving our earnings goals;

  •
  our financial strength (as measured by our statutory capital, risk-based capital (RBC) and rating agency ratings);

  •
  our budgets, expense management and budget variances;

  •
  pay for performance analyses prepared by the compensation consultant, including comparisons of our performance on a number of key financial and performance measures and our CEO's realizable pay as compared to that of our peer group; and

  •
  information and analyses provided by third party proxy advisory services.

The Committee does not place a particular weighting on any of these factors, but instead considers the information as a whole.

        Based on this ongoing review, the Committee believes that our compensation program provides a strong link between Company performance and the compensation of our officers.

Emphasis on At Risk Compensation

        One way the Committee ties executive compensation to Company performance is to focus on the appropriate mix between an officer's "at risk" compensation (cash annual incentive (AIP) opportunity and performance share awards) and "fixed" compensation (base salary and restricted stock unit awards). Each of these compensation components is discussed in detail below. For this purpose, we treat restricted stock units as fixed compensation, even though the entire value of the award is based on our stock price and can fluctuate. As shown in the following chart, 66% of our chief executive officer's 2013 compensation was at risk compensation that was tied directly to performance goals. The ultimate payout of this at risk compensation could be anywhere between no payout and two times the target amount of the awards, depending on our performance versus the goals set by the Committee (operating earnings, internal rate of return, expense management and RBC goals for our AIP awards, and our average return on average equity for the performance share awards). Similarly, between 52% and 59% of the 2013 compensation of each of the other four currently-employed named executives was also at risk.

        The Committee believes this mix of at risk and fixed compensation is appropriate for the roles of the named executives and focus of the Company at this time.

Committee Meetings

        The Committee currently meets at least three times a year. Other meetings are scheduled as necessary.

  •
  At its initial planning meeting (in October or November), the Committee starts the compensation and performance review cycle for the next calendar year by reviewing our compensation program, current business, financial and regulatory developments, and current levels of compensation. It does a preliminary review of the compensation of our named executives – that is, the officers who are named in the Summary Compensation Table in our proxy statement – including a review of market compensation data provided by its compensation consultant. The Committee also gives the consultant and our management its preliminary views about senior management compensation programs for the following year. The initial planning meeting for the 2013 compensation and performance review cycle was on November 5, 2012.

  •
  At its compensation review meeting (in early or mid-February), the Committee evaluates the performance of our Chief Executive Officer and other key executives, and completes its review of the compensation of our named executives and other senior officers. It reviews information provided by the compensation consultant and our Human Resources department, and makes preliminary compensation decisions. The compensation review meeting for the 2013 compensation and performance review cycle was on February 18, 2013.

  •
  At its final meeting for the compensation and performance review cycle (in late February or early March), the Committee reviews and approves the salaries and annual cash incentive opportunities available to our named executives and other key officers, and makes awards under our annual cash incentive and long-term incentive programs. The Committee also reviews the Company's succession plans for key officers and employees. The final meeting for the 2013 compensation and performance review cycle was on February 25, 2013.

        The Chairman of the Compensation Committee provides the Board with reports about the Committee's meetings and the compensation of our senior officers.

Components of Our Compensation Program

        The key components of our executive compensation program are:

  •
  base salaries,

  •
  annual cash incentive awards,

  •
  long-term equity-based incentives,

  •
  retirement and deferred compensation plans, and

  •
  perquisites and other benefits.

        The Compensation Committee considers each component (separately and with the others) for our senior officers. The Committee targets the total annual compensation package to be at the median of the compensation peer group. As part of this review, the Committee considers the total "mix" of the base salary, annual cash incentive and long term equity-based compensation delivered to our senior officers, and compares that compensation mix to the compensation mix of comparable officers at other companies. The annual incentive and long-term incentive components of the program are designed so above-average company performance will result in above-median total compensation, and below-average company performance will result in below-median total compensation. The Committee does not have formal policies regarding these factors, but tries to make our practices generally consistent with the practices of the peer group.

        The compensation consultant recommends a compensation package for our Chief Executive Officer. Our Human Resources and Legal Departments provide the Committee with additional information about our officers and our compensation arrangements. Our Chief Executive Officer recommends compensation packages for our senior officers; however, he does not provide recommendations about his own compensation.

        Base Salaries.    Base salary is the primary fixed portion of executive pay. It compensates individuals for performing their day-to-day duties and responsibilities and provides them with a level of income certainty. Salary adjustments are usually made at the Committee's late February/early March meeting, and are effective March 1 of that year. The Committee considers the responsibilities of the job, individual performance, the relative value of a position, experience, comparisons to salaries for similar positions in other companies, and internal pay equity. For the Chief Executive Officer, the Committee also considers Company performance. No particular weighting is given to any of these factors.

        The Compensation Committee reviewed the performance and base salaries of the named executives at its February 2013 meetings. It approved the following annual base salaries (and the related percentage increases from the previously-effective base salaries), effective March 1, 2013:

  •
  Johns – $950,000 (2.7%)
  •
  Bielen – $500,000 (4.2%)
  •
  Johnson – $500,000 (3.1%)
  •
  Long – $435,000 (3.6%)
  •
  Temple – $325,000 (0%)
  •
  Thigpen – $455,000 (3.9%)

        Annual Cash Incentive Awards.    Officers and key employees are eligible for annual cash incentive opportunities under our Annual Incentive Plan (AIP). You have approved the AIP, most recently in 2012. The AIP's purpose is to reward individuals for achievement of key annual goals that will enhance Company performance and share owner value.

        At its February meetings, the Compensation Committee determines the AIP target incentive opportunities and performance objectives for our named executives for the current year. In setting these target opportunities, the Committee considers the responsibilities of the job, individual performance, the relative value of a position, comparisons to annual incentive opportunities for similar positions in other companies, and internal pay equity. No particular weighting is given to any of these factors. Our executive officers select other officers and employees for AIP participation, and establish their target incentive opportunities and performance objectives.

        Payment of AIP incentives is based on achievement of one or more performance goals. The Committee believes that the goals it sets will encourage our officers and key employees to focus their efforts on our profitability and long-term growth, which should lead to increased value for our share owners.

        On February 25, 2013, the Compensation Committee established 2013 target incentive opportunities under the AIP to the named executives as follows:

  •
  Johns – 130% of salary
  •
  Bielen – 90% of salary
  •
  Johnson – 90% of salary
  •
  Long – 65% of salary
  •
  Temple – 65% of salary
  •
  Thigpen – 85% of salary

        The Committee established these performance goals (weighted as shown in the table) for the named executives:

Goal	Threshold (50% payout)	Target (100% payout)	Maximum (200% payout)

OEPS (60%)	$3.30	$3.80	$4.30
Capital Deployment (30%)	10.5%	11.5%	12.5%
Expense management (10%)	$414M	$402M	$390M
RBC below 350% (Negative modifier (20%))	350%	350%	350%

  M= millions

        The Company's operating earnings per share (OEPS) reflects our current financial strength and performance and is a key factor in our stock performance and financial ratings. As in 2011 and 2012, for 2013 the Committee decided to focus our management on our OEPS by placing a heavy weighting on this objective. Operating earnings (loss) (also referred to operating income (loss)) is defined as income (loss) before income tax, excluding realized gains and losses on investments and derivatives net of the amortization related to deferred acquisition costs (DAC), value of business acquired (VOBA), and benefits and settlement expenses. Operating earnings exclude changes in the guaranteed minimum withdrawal benefits (GMWB) embedded derivatives (excluding the portion attributed to economic cost), realized and unrealized gains (losses) on derivatives used to hedge variable annuities, actual GMWB incurred claims and net of the related amortization of DAC attributed to each of these items. (For purposes of clarity, DAC amortization refers to DAC as well as other balance sheet components amortized over estimated gross profits.) Operating earnings (loss) is determined without taking into account the cumulative effect of change in accounting principles. The number of shares used to determine operating earnings per share is the number of average diluted shares reported in our financial statements for the year ended December 31, 2013.

        One key to our success is the development and sale of financial products – life insurance, fixed and variable annuity, stable value, and asset protection products – that generate appropriate returns, and the effective allocation of our capital to those products. As in 2011 and 2012, the Committee established an AIP goal based on a targeted unleveraged internal rate of return for the Company's 2013 sales and acquisitions of these products. In determining this goal, for each product the Committee took into account, among other things, the unleveraged internal rate of return budgeted in the pricing for that product and the expected sales of the product.

        For many years, the Company has focused on effective and efficient operations and ensuring that its overall expense structure is competitive. The Committee continued this emphasis for 2013 by establishing an expense management goal for annual cash incentives. Expense management is based on our total incurred statutory expense determined in a manner consistent with our budget process. For this purpose, we consider incurred statutory operating expenses minus:

  •
  payments under our annual cash incentive programs,

  •
  expenses associated with our marketing companies and certain other initiatives,

  •
  expenses associated with certain new initiatives that have been approved by senior management,

  •
  variable non-employee related sales costs (agent commissions and bonuses, cash expenses associated with obtaining medical exams for insurance applications, and deferred acquisition costs),

  •
  pre- and post-closing acquisition related expenses with respect to any acquisition completed during the year,

  •
  debt issuance costs that are deferred,

  •
  agent charge offs and bad debt expense,

  •
  severance-related expenses for cost reduction initiatives,

  •
  legal and settlement expenses related to unreported deaths, and

  •
  the effect of internal chargebacks.

        The expense goals may be increased or decreased based upon sales related modifiers that adjust expenses based on actual sales and related drivers as compared to the 2013 plan, consistent with budget methodology.

        RBC is the company action level "risk based capital" percentage of Protective Life Insurance Company as of December 31, 2013, determined as set forth in the 2013 annual statement instructions established by the NAIC and filed with the state of Tennessee, and based on statutory accounting principles as of December 31, 2012. RBC is intended to be a limit on the amount of risk the Company can take, and it requires a company with a higher amount of risk to hold a higher amount of capital. At its February 25, 2013 meeting, the Committee determined that the overall results achieved in operating earnings, expense management, and capital deployment goals would be reduced by 20% if RBC was less than 350% on December 31, 2013.

        Performance below the threshold for any goal would result in no payout with respect to that goal. We interpolate if performance is between the threshold and the target, or between the target and the maximum, to determine the percentage to pay. In addition to these goals, other officers and employees had divisional goals that depended on the employee's role at the Company. The Grants of Plan-Based Awards Table (page 46) has more information about the 2013 AIP incentive opportunities and the related performance objectives.

        At its late February/early March meeting, the Compensation Committee also determines the achievement of the performance objectives for the incentive opportunities granted to the named executives in the previous year. For other officers and managers, the Committee reviews the total incentive opportunities and the methods used to determine individual payments. The Committee may decrease (but not increase) the incentive paid to a named executive, even if the incentive's performance objectives were achieved. For other employees, the Committee may increase or decrease the incentive payable (up to the maximum otherwise payable under the original award).

        Long-Term Equity-Based Incentive Awards.    The decisions our executives make now will affect our performance for many years. It is important to motivate our officers to achieve key business goals and to focus them on our long-term success. We believe that equity (stock) based compensation and stock ownership are the best way to establish and maintain a strong link between management objectives and your long-term interests.

        The Compensation Committee implements this philosophy through grants under our Long-Term Incentive Plan (LTIP). You have approved the LTIP, most recently in 2012. Although the LTIP provides for other types of awards, in 2011, 2012 and 2013 the Compensation Committee awarded only performance shares and restricted stock units.

        Performance share units (or performance shares) provide the recipient with compensation based on the achievement of performance goals set by the Committee. Historically, the goal established by the Committee has been based on our average return on average equity (ARAE). We believe this is an effective way to compare our performance to our own internal goals and to that of our competitors, and that our stock price should go up over the long term if we achieve this goal. Since performance share awards are paid in shares of our stock (except for the tax withholding obligation due when the performance shares are earned), the compensation the officer receives is also directly related to our stock price.

        Restricted stock units provide the recipient with compensation based on the value of our common stock. An RSU is not a share of stock – it is our agreement to transfer shares of our stock to the RSU recipient if and when the vesting conditions of the RSU award are satisfied. We grant RSUs to align our officers' interests to those of our share owners and to encourage them to remain employed with us.

        At its February meetings, the Compensation Committee determines the total value of the long-term incentives to be granted to each officer. The Committee considers a named executive's responsibilities, performance, previous long-term incentive awards, the amount of long-term incentives provided to officers in similar positions at our peer companies, and internal compensation equity, when making the award for a given year. No particular weighting is given to any of these factors. Long-term incentive grants are generally made at the late February/early March meeting. The Committee makes special grants at other times upon the hiring or promotion of a senior officer.

        The compensation consultant provides an estimated value for each award, so the Committee can make awards with the appropriate total value. For 2013, the consultant recommended a value for a performance share unit of 90% of the value of our stock on the grant date, and a value for an RSU equal to the value of our stock on the grant date.

        The Committee considered a number of factors when it made LTIP awards in 2013, including:

  •
  maintaining the appropriate balance between performance-based and retention-based incentives;

  •
  the number of shares available for issuance under the LTIP; and

  •
  information provided by the compensation consultant comparing the value of our long-term incentive awards to executives and officers to the value provided by our compensation peer group.

        After this review, the Committee granted performance share units and restricted stock units, in order to reward recipients for improving our average return on average equity, for increases in our stock price, and for remaining in the Company's employ. The Grants of Plan-Based Awards Table (page 46) has more information about these awards.

        The Committee's meeting schedule is set several months in advance. The Committee does not attempt to coordinate its grants with the release of earnings or other inside information, and award sizes are not affected by the dates the awards are made.

        Executive Stock Ownership.    We have always encouraged our officers to hold shares of our common stock. We believe this aligns their interests with those of our share owners. Our policies encourage employees and officers to hold our stock as a long-term investment and prohibit trading in options on our stock and other speculative transactions, including hedging. We also prohibit our officers who are subject to the "short swing profits" and reporting provisions of Section 16 of the Securities Exchange Act of 1934, and certain other designated officers, from holding Company stock in a margin account and from maintaining or entering into any arrangement that, directly or indirectly, involves the pledge of our stock as collateral for a loan.

        Two components of our executive compensation program are especially important for ensuring that our officers own shares of our stock:

  •
  the way we pay out (or "settle") our LTIP awards; and

  •
  our stock ownership guidelines.

        Payout of LTIP awards.    When stock appreciation rights issued under our LTIP (SARs) are exercised, the spread is settled in shares of our stock (except for a portion payable in cash equal to the tax withholding obligation due when the SAR is exercised). Similarly, when RSUs vest or performance share units are earned, the award is settled in shares of our stock (except for a portion payable in cash equal to the tax withholding obligation due when the RSUs vest or the performance share units are earned). Therefore, unlike companies that pay equity-based awards in cash or have "cashless" option exercise programs or similar policies, our long-term incentives, when earned, will always provide our officers with additional stock. Furthermore, since this stock is subject to the stock ownership guidelines discussed below, our officers cannot dispose of any earned shares until they reach a designated level of stock ownership.

        Stock ownership guidelines.    Our officers are subject to formal stock ownership guidelines adopted by the Compensation Committee. The guidelines provide that our officers are not to dispose of shares of stock unless their holdings after the disposition of the shares will exceed a stated multiple of their base salary. The multiples are:

Officer	Multiple of Base Salary

Chief Executive Officer	5x
Executive Vice Presidents	3x
Senior Officers	2x
Vice President	1x

        Shares owned by the officer and the officer's spouse and children, shares in our 401(k) and stock ownership plan and share equivalents in our nonqualified deferred compensation plan all count as shares owned under the guidelines. Unexercised SARs, unvested restricted stock units and unearned performance shares do not count.

        The Committee reviews compliance with the guidelines each year. Each of our senior officers certified that they were in compliance with the guidelines for the 12 months ended February 2014.

        Retirement and Deferred Compensation Plans.    We believe it is important to provide our employees, including our named executives, with the opportunity to accumulate retirement savings. We do not have any enhanced benefit or "top-hat" plans for our officers, and all similarly-situated employees earn benefits under the same formula. However, we also believe that we should provide retirement savings without imposing the restrictions on benefits contained in the Internal Revenue Code that would otherwise limit our employees' retirement security.

        Our retirement and deferred compensation arrangements include:

  •
  our tax-qualified "defined benefit" pension plan. This plan, which covers almost all of our full-time employees, provides benefits under formulas based on the employee's compensation and years of service.

  •
  our non-qualified "excess" defined benefit pension plan. This plan pays benefits that are earned under the formulas under the tax-qualified pension plan that cannot be paid from that plan due to limits imposed by the Internal Revenue Code.

  •
  our tax-qualified 401(k) plan, which permits employees to make before-tax and after-tax contributions and which provides for a company matching contribution.

  •
  our non-qualified "supplemental" matching program. This program provides matching contributions that are earned under the 401(k) matching formula but cannot be made under that plan due to limits imposed by the Internal Revenue Code.

  •
  our non-qualified deferred compensation plan, which permits our named executives and other key officers to save additional amounts for retirement.

        For more information about these plans, see the All Other Compensation Table (page 43), Post-Employment Benefits (page 54) and Nonqualified Deferred Compensation (page 57).

        Perquisites and Other Benefits.    We have other programs that help us attract and retain key talent and enhance their productivity.

  Financial Planning Program

        We have engaged a third party to provide a financial and tax planning program for certain senior officers. We believe this program helps the officers plan their financial future, while minimizing the distractions and time normally required. We pay the provider's fees and travel expenses.

  Dining Club Fees

        We pay for dining club memberships for Mr. Johns, Ms. Long and Mr. Thigpen. We reimburse the officers for business-related meals in accordance with our regular policies. They pay for all personal meals.

  Company Aircraft Policy

        We do business in every state in the United States and have offices in ten states. Our employees and officers routinely use commercial air service for business travel, and we generally reimburse them only for the coach fare for domestic air travel. We also maintain a company aircraft program in order to provide for timely and cost-effective travel to these wide-spread locations.

        Under this program, we do not operate any aircraft, own a hanger or employ pilots. Instead, we have purchased a fractional interest in each of two aircraft. We pay a fixed fee per aircraft, plus a variable charge for hours actually flown, in exchange for the right to use the two aircraft for an aggregate of approximately 200 hours per year. Our directors, officers and employees use these aircraft for selected business trips. All travel under the program must be approved by our Chief Executive Officer. Whether a particular trip will be made on a Company aircraft or on a commercial flight depends, in general, upon the availability of commercial air service at the destination, the schedule and cost of the commercial air travel, the number of employees who are making the trip, the expected travel time, and the need for flexible travel arrangements.

        Based on information provided by the compensation consultant, the Compensation Committee has adopted a policy that allows the Chief Executive Officer (and his guests) to use the Company aircraft for personal trips for up to 25 hours per year to reduce his personal travel time and thereby increase the time he can effectively conduct Company business. The Company does not provide tax reimbursement payments with respect to this air travel.

  Spousal Travel Policy

        If an employee's spouse travels with the employee on Company business, we reimburse the employee for the associated travel expenses if the spouse's presence on the trip is deemed necessary or appropriate for the purpose of the trip. The Company does not provide the named executives with tax reimbursement payments with respect to these reimbursed expenses.

        For more information about perquisites and other benefits, see the All Other Compensation Table (page 43).

        Change of Control Considerations.    The Compensation Committee and our Board of Directors have carefully considered the effects that a change of control, or an attempted change of control, could have on us and our share owners. The Committee and the Board have addressed these concerns by approving change of control provisions in some of our compensation programs (including the Long-Term Incentive Plan) and providing key officers and employees with employment continuation agreements.

        We believe these arrangements benefit us and our share owners by:

  •
  assuring employees that we are aware of the issues they could face if a change of control occurs,

  •
  providing them with financial assurances so they can perform their duties with a minimum of distraction in the face of a pending change of control,

  •
  encouraging them to stay with us while a change of control is occurring, so the acquirer can retain people who have been key to our success, and

  •
  helping us recruit employees who have similar agreements at other companies.

        The LTIP provides for vesting and payment of outstanding performance share, SAR and restricted stock unit awards upon a change of control, even if the employee has not terminated employment. We believe it is appropriate (and consistent with the practice of most companies) to pay these awards when a change of control occurs, in recognition of the employee's past performance and service while the change of control was pending.

        For more information about the benefits that the named executives could receive upon a termination of employment or upon a change of control, see Potential Payments upon Termination or Change of Control (page 60).

        Accounting and Tax Issues.    We consider accounting and tax matters in the design of our compensation program. For example, under FASB ASC 718, we reduce our net income by the estimated cost of annual cash incentives and long-term equity-based incentives. The performance goals under the AIP and LTIP reflect accruals for this estimated compensation.

        Section 162(m)(1) of the Internal Revenue Code limits our tax deduction for annual compensation in excess of $1 million paid to certain executive officers. Code Section 162(m)(1) does not apply to performance-based compensation (as defined in that Code Section). The AIP, and performance share units and SARs awarded under the LTIP, are designed to provide performance-based compensation.

        In general, the Compensation Committee intends to administer the performance-based portion of our compensation program in compliance with Code Section 162(m)(1). However, the Committee believes there are times when it is in your best interests to pay compensation that is not tax-deductible under Code Section 162(m)(1) (for example, the award of RSUs in order to encourage key officers to remain our employees), and may decide to continue to pay such compensation.

        Clawback Policy.    Under the federal securities laws, if we have to prepare an accounting restatement due to our material noncompliance (due to misconduct) with the SEC financial reporting requirements, then our Chief Executive Officer (Mr. Johns) and Chief Financial Officer (Mr. Bielen) would have to reimburse us for:

  •
  any bonus or other incentive- or equity-based compensation they received during the 12 month period before we first issue or file the financial document that reflects the restatement, and

  •
  any profits they realized from the sale of our stock during that 12-month period.

        In addition, under the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC must direct the national securities exchanges to adopt rules that will require us to implement another "clawback" requirement. This clawback provision will provide that if we have an accounting restatement due to our material noncompliance with the SEC financial reporting requirements, then we must recover any "excess compensation" (generally, incentive- or equity-based compensation that was paid based on erroneous financial data) paid to any current or former executive officer during the three years before the date of the accounting restatement. These provisions will take effect after the exchanges adopt listing standards as required by the clawback rules adopted by the SEC. It is currently expected that the SEC will publish proposed rules for public comment in 2014. Once final rules have been adopted and the exchanges have revised their listing standards as required by those rules, we will implement a clawback policy that is no less stringent than that required under the listing standards.

Summary

        The Compensation Committee has reviewed tally sheets that summarized each named executive's total compensation, including:

  •
  current base salary,

  •
  current annual incentive opportunity,

  •
  current grants of long-term incentives,

  •
  pension benefits,

  •
  balances in our 401(k) and nonqualified deferred compensation plans,

  •
  dividend equivalents from the nonqualified deferred compensation plan,

  •
  health and welfare benefits and perquisites,

  •
  amounts previously paid under long-term incentives,

  •
  the value of outstanding long-term incentive opportunities, and

  •
  severance benefits that would be payable under various circumstances (including a change of control).

        At the most recent share owner advisory vote on our executive compensation program (our 2013 annual meeting of share owners), over 90% of the shares that were at the meeting and entitled to vote were voted in favor of the program. The Committee considered this vote as part of its review of our executive compensation program, but this consideration of the vote had no particular effect on the Committee's decisions about our executive compensation decisions and policies.

        Based on its review of the Company's compensation policies as described in the Compensation Discussion and Analysis, the Committee believes our compensation program

  •
  is providing the appropriate level of compensation to our senior officers,

  •
  is properly designed to link compensation and performance,

  •
  does not encourage our officers or employees to take unnecessary and excessive risks or to manipulate earnings or other financial measures, and

  •
  is designed and implemented in your best interests as share owners.

Compensation Committee Report

        The Compensation and Management Succession Committee reviewed and discussed the Compensation Disclosure and Analysis with management. Based on this review and discussion, the Committee recommended to the Board of Directors that the Compensation Disclosure and Analysis be included in this proxy statement.

COMPENSATION AND MANAGEMENT SUCCESSION COMMITTEE
Thomas L. Hamby, Chairman John J. McMahon, Jr. Malcolm Portera Jesse J. Spikes

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Summary Compensation Table

        This table has information about the compensation of the executives named below.

Summary Compensation Table

Name and principal position (a)	Year (b)	Salary ($) (c)		Bonus ($) (d)		Stock awards ($) (e) (3)

John D. Johns	2013	$945,833		$0		$3,753,125	(4)
Chairman of Board, President &	2012	$920,833		$0		$3,562,804	(5)
Chief Executive Officer	2011	$895,000		$0		$2,561,543	(6)
(principal executive officer)

Richard J. Bielen	2013	$496,666		$0		$909,375	&zwsp; (4)
Vice Chairman &	2012	$477,500		$0		$798,608	&zwsp; (5)
Chief Financial Officer	2011	$462,643		$0		$642,518	&zwsp; (6)
(principal financial officer)
Carolyn M. Johnson (1)	2013	$349,422	(7)	$0		$909,375	(4)
Executive Vice President &	2012	$482,500		$0		$798,608	(5)
Chief Operating Officer	2011	$466,667		$0		$642,518	(6)

Deborah J. Long	2013	$432,500		$0		$509,375	&zwsp; (4)
Executive Vice President,	2012	$418,333		$0		$424,612	&zwsp; (5)
Secretary & General Counsel	2011	$408,333		$0		$324,102	&zwsp; (6)
Michael. J. Temple (2)	2013	$325,000		$30,000	(8)	$321,875	(4)
Executive Vice President & Chief Risk Officer

Carl S. Thigpen	2013	$452,166		$0		$750,000	&zwsp; (4)
Executive Vice President &	2012	$435,833		$0		$638,324	&zwsp; (5)
Chief Investment Officer	2011	$422,500		$0		$508,897	&zwsp; (6)

Summary Compensation Table
(continued from previous page)

SAR awards ($) (f)	Non-equity incentive plan compensation ($) (g)	Change in pension value & nonquali- fied deferred compensation earnings ($) (h)		All other compensation ($) (i)	Total ($) (j)

$0	$2,223,000	$493,959		$354,478	$7,770,395
$0	$1,887,900	$1,658,179		$192,471	$8,222,187
$0	$1,800,000	$965,000		$215,237	$6,436,780

$0	$810,000	($21,094)		$49,407	$2,244,354
$0	$640,600	$889,745		$50,988	$2,857,441
$0	$766,800	$396,114		$39,851	$2,307,926

$0	$405,000	$77,116		$522,599	$2,263,512
$0	$647,200	$97,773		$50,300	$2,076,381
$0	$775,000	$78,424		$44,634	$2,007,243

$0	$509,000	$18,024		$74,697	$1,543,596
$0	$362,700	$652,292		$56,752	$1,914,689
$0	$437,500	$288,861		$49,653	$1,508,449
$0	$380,300	$0	(9)	$61,671	$1,118,846

$0	$696,200	$2,287		$40,180	$1,940,833
$0	$515,700	$986,217		$43,557	$2,619,631
$0	$618,400	$579,712		$33,648	$2,163,157

(1)
Ms. Johnson resigned as an officer of the Company as of July 11, 2013 and as employee of the Company as of July 31, 2013.

(2)
In accordance with SEC rules, we have excluded Mr. Temple's 2011 and 2012 compensation as he was not a named executive during that time.

(3)
These numbers show the fair value of awards as of the date of grant. These numbers were calculated in accordance with the proxy statement disclosure rules and Financial Accounting Standards Board Accounting Standards Codification 718, Stock Compensation. The assumptions we used under FASB ASC 718 are set forth in Note 14 of the Notes to our Consolidated Financial Statements in our Form 10-K for the year ended December 31, 2013.

(4)
These numbers include the following amounts, which represent the value as of the date of grant of performance shares awarded to the named executives, based on the probable outcome of the award's performance conditions (assumed to be 100%): Mr. Johns, $2,709,375; Mr. Bielen, $656,250; Ms. Johnson, $656,250; Ms. Long, $368,750; Mr. Temple, $231,250; and Mr. Thigpen, $540,625. (If the performance conditions were achieved at the maximum level provided in the awards (200%), the value of the performance share awards as of the date of grant would be: Mr. Johns,

  $5,418,750; Mr. Bielen, $1,312,500; Ms. Johnson, $1,312,500; Ms. Long, $737,500; Mr. Temple, $462,500; and Mr. Thigpen, $1,081,250.) These numbers also include the following amounts, which represent the value as of the date of grant of restricted stock units awarded to the named executives: Mr. Johns, $1,043,750; Mr. Bielen, $253,125; Ms. Johnson, $253,125; Ms. Long, $140,625; Mr. Temple, $90,625; and Mr. Thigpen, $209,375.

(5)
These numbers include the following amounts, which represent the value as of the date of grant of performance shares awarded to the named executives, based on the probable outcome of the award's performance conditions (assumed to be 100%): Mr. Johns, $2,570,168; Mr. Bielen, $576,460; Ms. Johnson, $576,460; Ms. Long, $306,508; and Mr. Thigpen, $461,168. (If the performance conditions were achieved at the maximum level provided in the awards (200%), the value of the performance share awards as of the date of grant would be: Mr. Johns, $5,140,336; Mr. Bielen, $1,152,920; Ms. Johnson, $1,152,920; Ms. Long, $613,016; and Mr. Thigpen, $922,336.) These numbers also include the following amounts, which represent the value as of the date of grant of restricted stock units awarded to the named executives: Mr. Johns, $992,636; Mr. Bielen, $222,148; Ms. Johnson, $222,148; Ms. Long, $118,104; and Mr. Thigpen, $177,156.

(6)
These numbers include the following amounts, which represent the value as of the date of grant of performance shares awarded to the named executives, based on the probable outcome of the award's performance conditions (assumed to be 100%): Mr. Johns, $1,242,391; Mr. Bielen, $338,317; Ms. Johnson, $338,317; Ms. Long, $170,580; and Mr. Thigpen, $267,242. (If the performance conditions were achieved at the maximum level provided in the awards (200%), the value of the performance share awards as of the date of grant would be: Mr. Johns, $2,484,782; Mr. Bielen, $676,634; Ms. Johnson, $676,634; Ms. Long, $341,160; and Mr. Thigpen, $534,484.) These numbers also include the following amounts, which represent the value as of the date of grant of restricted stock units awarded to the named executives: Mr. Johns, $1,319,152; Mr. Bielen, $304,201; Ms. Johnson, $304,201; Ms. Long, $153,522; and Mr. Thigpen, $241,655.

(7)
This amount includes base salary and payment for unused paid time off upon Ms. Johnson's resignation as provided for by Company policy.

(8)
Mr. Temple's bonus under the Company's AIP represents his significant contribution to the Company's risk management program and the Company's continued emphasis on and commitment to risk management at an enterprise level.

(9)
Mr. Temple was not a participant in the pension plans as of December 31, 2013.

Discussion of Summary Compensation Table

        Column (c) – Salary. These amounts include base salary for 2013 that the executive contributed to our 401(k) plan and to our nonqualified deferred compensation plan. The Nonqualified Deferred Compensation Table (page 57) has more information about 2013 participation in this plan.

        Column (d) – Bonus. The amount shown for Mr. Temple represents a bonus paid at the Committee's discretion under the Annual Incentive Plan.

        Column (e) – Stock Awards. These values include performance share unit and RSU awards. The Grants of Plan-Based Awards Table (page 46) has more information about the 2013 performance share and RSU grants.

        Column (g) – Non-equity incentive plan compensation. These amounts include any portion of the incentives that the executive elected to contribute to our 401(k) plan or to our nonqualified deferred compensation plan. For 2013, these amounts show the annual cash incentives payable in March 2014 under our Annual Incentive Plan for 2013 performance. The Grants of Plan-Based Awards Table (page 46) has more information about this incentive opportunity.

        Column (h) – Change in pension value and nonqualified deferred compensation earnings. These amounts represent the increase or decrease in the present value of the named executive's benefits under our tax-qualified defined benefit pension plan and our nonqualified defined benefit excess pension plan. Changes in interest rates can significantly affect these numbers from year to year. For 2013, the total change in the present value of pension benefits for each executive was divided between the plans as follows:

Name	Tax- qualified	Non- qualified

Johns	$11,518	$482,441
Bielen	($23,359)	$2,265
Johnson	$27,191	$49,925
Long	$2,040	$15,984
Temple	$0	$0
Thigpen	($28,257)	$30,544

        The Pension Benefits Table (page 54) has more information about each officer's participation in these plans.

        All of the named executives (other than Mr. Temple) have account balances in our nonqualified deferred compensation plan. The Nonqualified Deferred Compensation Table (page 57) has more information. The earnings on an executive's balance reflect the earnings of investments selected by that executive. These earnings are the same as for any other investor in these investments, and we do not provide any above-market or preferential earnings rates.

        Column (i) – All other compensation.    For 2013, these amounts include the following:

All Other Compensation Table

Name	401(k) matching	Nonqualified deferred compensation plan contributions	Dividend equivalents	Separation pay	Financial planning program	Other perquisites	Tax reimbursement payments

Johns	$10,200	$103,149	$196,536	$0	$12,913	$31,680	$0
Bielen	$10,200	$35,291	$3,916	$0	$0	$0	$0
Johnson	$10,200	$0	$4,102	$500,000	$0	$8,297	$0
Long	$10,200	$21,608	$27,655	$0	$13,040	$2,194	$0
Temple	$10,200	$7,120	$0	$0	$14,824	$20,144	$9,383
Thigpen	$10,200	$28,515	$0	$0	$0	$1,465	$0

        401(k) Matching.    Our employees can contribute a portion of their salary, overtime and cash incentives to our tax-qualified 401(k) plan and receive a dollar-for-dollar company matching contribution. The maximum match is 4% of the employee's eligible pay (which is subject to limits imposed by the Internal Revenue Code). The table shows the matching received by the named executives.

        Nonqualified Deferred Compensation Plan Contributions.    The table includes contributions that we made to each named executive's account under our nonqualified deferred compensation plan, with respect to the officer's participation in our 401(k) plan during 2013. The Nonqualified Deferred Compensation Table (page 57) has more information about this plan.

        Dividend Equivalents.    The table includes dividend equivalents that the named executives elected to receive in cash, instead of having them reinvested in our nonqualified deferred compensation plan.

        Separation Pay.    Ms. Johnson was paid $500,000 of separation pay in 2013 in connection with her resignation from the Company. See page 63 for a discussion of the arrangements entered into in connection with Ms. Johnson's separation.

        Financial Planning Program.    These amounts include the amounts we pay for the fees and travel expenses of the third party provider of our financial and tax planning program. See page 36 for more information about this program.

        Tax Reimbursement Payments.    The amount of the tax reimbursement payments related to Mr. Temple's relocation reimbursement (described in detail below) is shown in the table.

        Other Perquisites.    These amounts include:

  •
  the amount we paid for dining club memberships for Mr. Johns, Ms. Long and Mr. Thigpen;

  •
  for Ms. Johnson, the amount we paid for outplacement services in 2013;

  •
  the amount of expense reimbursement that we paid to Ms. Johnson ($797) and Ms. Long ($769) under our spousal travel policy;

  •
  for Mr. Johns, the estimated incremental cost that we incurred in 2013 for Mr. Johns (and his guests) to use company aircraft for personal trips ($28,575). This amount is based on incremental hourly charges, fuel, taxes and similar items allocable to the personal travel time on the aircraft; and

  •
  the amount of expense reimbursement that we paid to Mr. Temple under our Employee Relocation Policy, plus additional temporary housing ($20,144).

        See page 36 for more information about these arrangements.

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Grants of Plan-Based Awards

        This table has additional information about:

  •
  the 2013 performance share unit and RSU awards shown in column (e) of the Summary Compensation Table, and

  •
  the AIP incentive opportunities granted for 2013, which were payable in March 2014 and are shown in column (g) of the Summary Compensation Table.

Grants of Plan-Based Awards Table

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards
Name (a)	Grant date (b)	Threshold ($) (1) (c)	Target ($) (d)	Maximum ($) (e)

Johns	2/25/13	$617,500	$1,235,000	$2,470,000
	2/25/13
	2/25/13
Bielen	2/25/13	$225,000	$450,000	$900,000
	2/25/13
	2/25/13
Johnson	2/25/13	$225,000	$450,000	$900,000
	2/25/13
	2/25/13
Long	2/25/13	$141,375	$282,750	$565,500
	2/25/13
	2/25/13
Temple	2/25/13	$105,625	$211,250	$422,500
	2/25/13
	2/25/13
Thigpen	2/25/13	$193,375	$386,750	$773,500
	2/25/13
	2/25/13

(1)
These numbers show the amount that would be payable if each performance goal were achieved at the threshold level. Since the amount actually payable is determined on a performance goal-by-performance goal basis, an officer could receive a payout under the total award that is less than the number shown in the table. See pages 32-34 for more information about the way the amount payable is determined.

Grants of Plan-Based Awards Table
(continued from previous page)

				All other stock awards: number of securities underlying SARs (#) (j)
			All other stock awards: number of shares of stock or units (#) (i)
Estimated Future Payouts of Shares Under Equity Incentive Plan Awards
						Grant date fair value of stock and SAR awards (2) (l)
					Base price of SAR awards ($/Sh) (k)
Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)

0	86,700	173,400				$2,709,375
			33,400			$1,043,750
0	21,000	42,000				$656,250
			8,100			$253,125
0	21,000	42,000				$656,250
			8,100			$253,125
0	11,800	23,600				$368,750
			4,500			$140,625
0	7,400	14,800				$231,250
			2,900			$90,625
0	17,300	34,600				$540,625
			6,700			$209,375

(2)
These numbers show the fair value, as of the date of the grant, of awards made in 2013. These numbers were calculated in accordance with the proxy statement disclosure rules and Financial Accounting Standards Board Accounting Standards Codification 718, Stock Compensation. The assumptions we used under FASB ASC 718 are set forth in Note 14 of the Notes to our Consolidated Financial Statements in our Form 10-K for the year ended December 31, 2013.

Discussion of Grants of Plan-Based Awards Table

        Columns (c), (d) and (e) – Estimated possible payouts under non-equity incentive plan awards.    At its February 24, 2014 meeting, the Compensation Committee determined that, in respect to 2013 performance:

  •
  our OEPS was $4.26,

  •
  our internal rate of return (as determined pursuant to the goal formula) was 12.0%,

  •
  our expenses (as defined by the expense management goal) were $385 million, and

  •
  our RBC (as defined by the expense management goal) was greater than 400%.

        Based on the achievement of the goals as described above, the Committee determined that the amounts shown in column (g) of the Summary Compensation Table (page 41) were payable to the named executives as annual incentives under the AIP. (Ms. Johnson's payment equaled 50% of the original amount determined by the Committee, as provided in the terms of her resignation arrangements. See page 63 for more information about these arrangements.) These payments were made in March 2014.

        Columns (f), (g) and (h) – Estimated future payouts under equity incentive plan awards.    On February 25, 2013, the Compensation Committee granted the number of performance shares shown under column (g) to the named executives. Payment of the awards will be based on our average return on average equity (ARAE) for a 3-year period (2013-2015). The performance share units will be paid out according to this schedule:

If our ARAE is –	Award earn-out

Less than 10.00%	0%
10.40%	50%
10.70%	100%
11.00%	150%
11.50% or more	200%

        We will interpolate if our ARAE is between 10.00% and 11.50% to determine the exact percentage to pay. Earned awards are paid as soon as we have made the necessary determinations and the Committee has approved the pay-outs, which we expect to be in March 2016.

        For purposes of this award, our return for a year in the performance period will equal our operating earnings (loss) (also referred to operating income (loss)) for that year. Operating earnings is generally determined in the same manner as it is determined for the 2013 OEPS goal under the AIP (see pages 32-34).

        Average share owners' equity for a given year will be the average of share owners' equity on the last business day of each calendar quarter in that year and of share owners' equity on the last business day of the preceding calendar year. Our average return on average equity (ARAE) will be the average of the returns on average equity for the three calendar years in the award period. ARAE will be determined without taking into account the cumulative effect of changes in accounting principles.

        Payout of the 2013 performance share awards will be made in shares of our common stock (except for a portion payable in cash equal to the tax withholding obligation on the payment).

        Column (i) – All other stock awards: number of shares of stock or units.    On February 25, 2013, the Compensation Committee granted restricted stock units to the named executives. These awards will align their interests to those of our share owners and will encourage them to remain in the Company's employ.

        The RSUs will earn dividend equivalents until they vest. Each time we pay a dividend on our stock, we will credit the officer's account with additional RSUs by:

  •
  multiplying the dividend paid per share by the number of restricted stock units, and

  •
  dividing that amount by the closing price of our stock on the dividend record date.

        One-half of the RSUs will vest on February 25, 2016, and the remainder will vest on February 25, 2017. Payout of vested restricted stock units will be made in shares of our common stock (except for a portion payable in cash equal to the tax withholding obligation on the payment).

        Termination of Employment; Change of Control.    Special vesting and payment provisions apply to performance share unit and RSU awards if the officer's employment ends or if we have a change of control. See Potential Payments upon Termination or Change of Control (page 60) for more information.

 Outstanding Equity Awards

        This table has information about the named executives' outstanding equity awards at December 31, 2013.

Outstanding Equity Awards at Fiscal Year-End Table

	SAR Awards				Stock Awards
Name (a)	Number of securities underlying unexercised SARs (#) exercisable (b)	Number of securities underlying unexercised SARs (#) unexercisable (c)	SAR base price ($) (d)	SAR expiration date (e)	Number of shares or units of stock that have not vested (#) (f) (1)		Market value of shares or units of stock that have not vested ($) (g) (6)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#) (h)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($) (i) (6)

Johns	23,200	0	$41.05	3/4/15
	25,300	0	$48.60	3/3/16
	60,400	0	$43.46	3/5/17
	81,900	0	$38.59	2/28/18
	250,000	0	$3.50	3/4/19
	90,000	0	$18.36	2/26/20
					58,136	(2)	$2,945,170
					48,557	(3)	$2,459,898
					36,731	(4)	$1,860,792
					33,874	(5)	$1,716,057
								182,800	(7)	$9,260,648
								173,400	(8)	$8,784,444
Bielen	4,700	0	$41.05	3/4/15
	5,600	0	$48.60	3/3/16
	16,300	0	$43.46	3/5/17
	21,000	0	$38.59	2/28/18
	83,333	0	$3.50	3/4/19
	22,450	0	$18.36	2/26/20
					12,554	&zwsp; (2)	$635,986
					11,455	&zwsp; (3)	$580,310
					8,220	&zwsp; (4)	$416,425
					8,215	&zwsp; (5)	$416,172
								41,000	&zwsp; (7)	$2,077,060
								42,000	&zwsp; (8)	$2,127,720
Johnson	0	0	N/A	N/A
					23,800	(9)	$1,205,708
								0		$0

	SAR Awards				Stock Awards
Name (a)	Number of securities underlying unexercised SARs (#) exercisable (b)	Number of securities underlying unexercised SARs (#) unexercisable (c)	SAR base price ($) (d)	SAR expiration date (e)	Number of shares or units of stock that have not vested (#) (f) (1)		Market value of shares or units of stock that have not vested ($) (g) (6)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#) (h)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($) (i) (6)

Long	2,800	0	$41.05	3/4/15
	3,000	0	$48.60	3/3/16
	7,400	0	$43.46	3/5/17
	9,500	0	$38.59	2/28/18
	12,500	0	$3.50	3/4/19
	10,200	0	$18.36	2/26/20
					5,701	&zwsp; (2)	$288,813
					5,780	&zwsp; (3)	$292,815
					4,371	&zwsp; (4)	$221,435
					4,564	&zwsp; (5)	$231,212
								21,800	&zwsp; (7)	$1,104,388
								23,600	&zwsp; (8)	$1,195,576
Temple					4,759	(4)	$241,091
					2,941	(5)	$148,991
								14,800	(8)	$749,768
Thigpen	35,000	0	$41.05	3/4/15
	7,400	0	$43.46	3/5/17
	13,300	0	$38.59	2/28/18
	16,667	0	$3.50	3/4/19
	17,350	0	$18.36	2/26/20
					9,706	&zwsp; (2)	$491,706
					9,099	&zwsp; (3)	$460,955
					6,556	&zwsp; (4)	$332,127
					6,794	&zwsp; (5)	$344,184
								32,800	&zwsp; (7)	$1,661,648
								34,600	&zwsp; (8)	$1,752,836

(1)
The regular restricted stock unit vesting schedules are shown in the following footnotes. In addition, see Potential Payments upon Termination or Change of Control (page 60) for information about RSU vesting if the named executive has a termination of employment or if we have a change of control.
(2)
Represents unvested restricted stock units granted on February 26, 2010. These RSUs vested on February 26, 2014.
(3)
Represents unvested restricted stock units that were granted on February 28, 2011. One-half of these RSUs vested on February 28, 2014, and the remainder will vest on February 28, 2015.
(4)
Represents unvested restricted stock units that were granted on February 27, 2012. One-half of these RSUs will vest on February 27, 2015, and the remainder will vest on February 27, 2016.
(5)
Represents unvested restricted stock units that were granted on February 25, 2013. One-half of these RSUs will vest on February 25, 2016, and the remainder will vest on February 25, 2017.

(6)
Based on an assumed stock price of $50.66 per share (our closing stock price on December 31, 2013).
(7)
Represents unvested and unearned performance shares for the 2012-2014 performance period, based on the assumption that the maximum performance goal for the grant (and 200% payout) will be achieved. The performance level that we used for these estimates is based on the proxy statement disclosure rules. The actual number of shares earned may be different from these estimates. Payment with respect to this performance award will be made in shares of stock in March 2015. See Potential Payments upon Termination or Change of Control (page 60) for information about performance share payout if the named executive has a termination of employment or if we have a change of control.
(8)
Represents unvested and unearned performance shares for the 2013-2015 performance period, based on the assumption that the maximum performance goal for the grant (and 200% payout) will be achieved. The performance level that we used for these estimates is based on the proxy statement disclosure rules. The actual number of shares earned may be different from these estimates. Payment with respect to this performance award will be made in shares of stock in March 2016. See Potential Payments upon Termination or Change of Control (page 60) for information about performance share payout if the named executive has a termination of employment or if we have a change of control.
(9)
Ms. Johnson will receive this payment on or about September 30, 2014 if she complies with the terms of her separation agreement. See page 63 for more information.

SAR Exercises, Earned Performance Shares
And Vested Restricted Stock Units

        This table presents, for each named executive:

  •
  the number of SARs exercised in 2013, and the number of shares of our common stock acquired upon the exercise of the SARS (and the dollar amount realized),

  •
  the number of shares acquired upon the vesting of restricted stock units during 2013 (and the dollar amount realized), and

  •
  the number of shares acquired upon the earn-out of performance shares earned for the three-year performance period ending December 31, 2013 (and the dollar amount realized).

SAR Exercises and Stock Vested Table

	SAR Awards		Stock Awards
Name (a)	Number of SARs exercised (#) (b) (1)	Value realized on exercise ($) (c) (2)	Number of shares acquired on vesting (#) (d) (3)	Value realized on vesting ($) (e) (2)

Johns	0	N/A	228,399	$8,905,131
Bielen	50,000	$257,500	64,076	$2,486,394
Johnson	123,183	$4,087,595	57,348	$2,030,147
Long	12,500	$512,625	31,316	$1,222,261
Temple	0	N/A	2,379	$114,929
Thigpen	0	N/A	51,157	$1,981,450

(1)
The number of SARs that the named executives exercised during 2013. The "spread" payable upon SAR exercise was paid in the following number of shares of our common stock (without reduction for the tax withholding that was applied to the payment):
•
Bielen – 8,138 shares
•
Johnson – 91,835 shares
•
Long – 11,517 shares

(2)
The value of the shares paid (without reduction for the tax withholding that was applied to the payment). For SARs, the value is based on our stock's value on the date the SAR was exercised. For RSUs, the value is based on our stock's value on the date the RSUs vested. For PSUs, the value is based on our stock's value on the date the PSUs were paid.

(3)
The number of shares shown includes the following (without reduction for the tax withholding that was applied to the payments):
•
Johns – 140,999 shares upon the vesting of RSUs and 87,400 shares upon the earn-out of performance shares.
•
Bielen – 40,276 shares upon the vesting of RSUs and 23,800 shares upon the earn-out of performance shares.
•
Johnson – 57,348 upon the vesting of RSUs. See page 63 for information regarding the terms of Ms. Johnson's resignation from the Company.
•
Long – 19,316 shares upon the vesting of RSUs and 12,000 shares upon the earn-out of performance shares.
•
Temple – 2,379 shares upon the vesting of RSUs and 0 shares upon the earn-out of performance shares.
•
Thigpen – 32,357 shares upon the vesting of RSUs and 18,800 shares upon the earn-out of performance shares).

        Mr. Bielen elected to defer a portion of his vested RSUs.

 Post-Employment Benefits

        This table contains information about benefits payable to the named executives upon their retirement.

Pension Benefits Table

Name (a)	Plan name (b)	Number of years credited service (#) (1) (c)	Present value of accumulated benefit ($) (2) (d)	Payments during the last fiscal year ($) (e)

Johns	Pension	20	$769,620	$0
	Excess Benefit	20	$7,240,542	$0

	Total		$8,010,162	$0
Bielen	Pension	23	$528,277	$0
	Excess Benefit	23	$1,868,938	$0

	Total		$2,397,215	$0
Johnson	Pension	9	$0	$149,017	(3)
	Excess Benefit	9	$293,046	$0

	Total		$293,046	$149,017
Long	Pension	20	$660,477	$0
	Excess Benefit	20	$1,462,858	$0

	Total		$2,123,335	$0
Temple	Pension	0	$0	$0
	Excess Benefit	0	$0	$0

	Total		$0	$0
Thigpen	Pension	30	$835,606	$0
	Excess Benefit	30	$2,359,857	$0

	Total		$3,195,463	$0

(1)
The number of years of service that are used to calculate the executive's benefit under each plan, as of December 31, 2013.

(2)
The actuarial present value of the executive's benefit under each plan as of December 31, 2013. The valuation method and material assumptions that we used to calculate these amounts are set forth in Note 14 of the Notes to our Consolidated Financial Statements in our Form 10-K for the year ended December 31, 2013.

(3)
Represents the amount of the lump-sum payment made to Ms. Johnson on October 1, 2013, following her voluntary resignation and pursuant to her election of the time and form of payment.

Discussion of Pension Benefits Table

        We have "defined benefit" pension plans to help provide our employees with retirement security.

        Pension Plan.    Almost all of our full-time employees participate in our tax qualified pension plan. The plan provides different benefit formulas for three different groups:

  •
  the "grandfathered group" – any employee employed on December 31, 2007 whose age plus years of service totaled 55 or more as of that date,

  •
  the "non-grandfathered group" – any employee employed on December 31, 2007 whose age plus years of service was less than 55 as of that date, and

  •
  the "post-2007 group" – any employee first hired after December 31, 2007 or any former employee who is rehired after that date.

Mr. Johns, Mr. Bielen, Ms. Long, and Mr. Thigpen are grandfathered employees; Ms. Johnson was a non-grandfathered employee; and Mr. Temple is a non-grandfathered employee.

        For both grandfathered and non-grandfathered employees, the monthly life annuity benefit payable under the plan at normal retirement age (usually age 65) for service before 2008 equals:

  •
  1.1% of the employee's final average pay times years of service through 2007 (up to 35 years), plus

  •
  0.5% of the employee's final average pay over the employee's Social Security covered pay times years of service through 2007 (up to 35 years), plus

  •
  0.55% of the employee's final average pay times years of service through 2007 (over 35 years).

        For service after 2007, grandfathered employees continue to earn a monthly life annuity benefit payable at normal retirement age (usually age 65), calculated as follows:

  •
  1.0% of the employee's final average pay times years of service after 2007 (up to 35 years minus service before 2008), plus

  •
  0.45% of the employee's final average pay over the employee's Social Security covered pay times years of service after 2007 (up to 35 years minus service before 2008), plus

  •
  0.50% of the employee's final average pay times the lesser of years of service after 2007 and total years of service minus 35 years,

  •
  but no less than the benefit the employee would have received had he been a non-grandfathered employee.

        For service after 2007, non-grandfathered employees earn a hypothetical account balance that is credited with pay credits and interest credits. Pay credits for a year are based on a percentage of eligible pay for that year, as follows:

Credited Service	% of Pay Credit
1-4 years	4%
5-8 years	5%
9-12 years	6%
13-16 years	7%
17 or more years	8%

        Final average pay for grandfathered employees is the average of the employee's eligible pay for the 60 consecutive months that produces the highest average. (However, if the employee's average eligible pay for any 36 consecutive months as of December 31, 2007 is greater than the 60-consecutive month average, the 36-month number will be used.) For non-grandfathered employees, final average pay is the average of the employee's eligible pay for the 36 consecutive months before January 1, 2008 that produces the highest average.

        Eligible pay includes base salary, overtime and AIP incentives. Pay does not include payment of performance shares, gains on SAR exercises, vesting of restricted stock units, severance pay, or other extraordinary items.

        Social Security covered pay is one-twelfth of the average of the Social Security wage bases for the 35-year period ending when the employee reaches Social Security retirement age. (For non-grandfathered participants, Social Security covered pay is determined as of December 31, 2007.) The wage base is the maximum amount of pay for a year for which Social Security taxes are paid. Social Security retirement age is between age 65 and 67, depending on the employee's date of birth.

        Unless special IRS rules apply, benefits are not paid before employment ends. An employee may elect to receive:

  •
  a life annuity (monthly payments for the employee's life only), or

  •
  a 50%, 75% or 100% joint and survivor annuity (the employee receives a smaller benefit for life, and the employee's designated survivor receives a benefit of 50%, 75% or 100% of the reduced amount for life), or

  •
  a 5-, 10- or 15-year period certain and life annuity benefit (the employee receives a smaller benefit for life and, if the employee dies before the selected period, the employee's designated survivor receives the reduced amount until the end of the period), or

  •
  a lump sum benefit.

        If an employee chooses one of these benefit options, the benefit is adjusted using the interest rate assumptions and mortality tables specified in the plan, so it has the same value as the benefit determined by the plan formulas.

        An employee whose employment ends before age 65 may begin benefit payments after termination of employment. The benefit is reduced for commencement before age 65, so the benefit remains the actuarial equivalent of a benefit beginning at age 65.

        If an employee retires after age 55 with at least 10 years of service, the employee may take an "early retirement" benefit with respect to benefits earned through 2007, beginning immediately after employment ends. Mr. Johns, Ms. Long and Mr. Thigpen are eligible for early retirement. The early retirement benefit for pre-2008 service is based on the pension plan formula. The benefit is reduced below the level of the age 65 benefit; however, the reduction for an early retirement benefit is not as great as the reduction for early commencement of a vested benefit. (For example, the early retirement reduction at age 55 is 50%; the actuarial reduction (using the plan interest rates and mortality tables on December 31, 2013) is 62%. At age 62, the early retirement reduction is 20%, and the actuarial reduction is 27%.)

        Nonqualified "Excess" Pension Plan.    Benefits under our tax qualified pension plan are limited by the Internal Revenue Code. We believe we should pay our employees the total pension benefit they have earned, without imposing these Code limits. Therefore, like many large companies, we have a nonqualified "excess" benefit pension plan that makes up the difference between:

  •
  the benefit determined under the tax qualified plan formula, without applying these limits, and

  •
  the benefit actually payable under the tax qualified plan, taking these limits into account.

        Benefits under the excess plan with respect to service before 2005 are paid at the same time and in the same form as the related benefits from our tax qualified pension plan. Benefits under the excess plan with respect to service after 2004 are paid after the participant's termination of employment in the form elected by the participant. (In general, an officer who was a participant in the excess plan in 2008 had to elect a form of payment in that year. Other officers must make the election before the date participation in the excess plan begins.) Payment is made from our general assets (and is therefore subject to the claims of our creditors), and not from the assets of the tax qualified plan.

Nonqualified Deferred Compensation

        This table has information about the named executives' participation in our nonqualified deferred compensation plan in 2013.

Nonqualified Deferred Compensation Table

Name (a)	Executive contributions in last FY ($) (b) (1)	Registrant contributions in last FY ($) (c) (2)	Aggregate earnings in last FY ($) (d)	Aggregate withdrawals/ distributions ($) (e)	Aggregate balance at last FYE ($) (f) (3)

Johns	$141,687	$107,120	$7,832,672	$0	$18,858,475
Bielen	$453,531	$43,107	$2,522,269	$0	$6,087,364
Johnson	$0	$43,679	$214,282	$34,173	$535,414
Long	$31,808	$26,265	$1,139,907	$0	$2,799,851
Temple	$0	$0	$0	$0	$0
Thigpen	$51,570	$34,867	$128,131	$100,014	$493,288

(1)
These amounts include the following amounts that are also included in column (c) (Salary) of the Summary Compensation Table (page 40) as compensation paid to the officer in 2013:
•
Johns – $47,292
•
Bielen – $19,867
•
Long – $17,300

  These amounts include the following amounts that are also included in column (g) (Non-equity incentive plan compensation) of the Summary Compensation Table (page 41) as compensation paid to the officer in 2013:

  •
  Johns – $94,395
  •
  Bielen – $25,624
  •
  Long – $14,508
  •
  Thigpen – $51,570

  For Mr. Bielen, the remainder of this amount includes his deferral of vested RSUs.

(2)
These amounts are supplemental matching contributions made to the officer's account in 2013 with respect to the officer's participation in our 401(k) plan during 2012. These amounts are reported in the Summary Compensation Table as compensation for 2012.

(3)
These amounts reflect the following amounts that have been reported as compensation to the officer in previous proxy statements:
•
Johns – $13,101,030
•
Bielen – $2,201,685
•
Johnson – $290,986
•
Long – $1,739,382
•
Temple – N/A
•
Thigpen – $325,629

Discussion of Nonqualified Deferred Compensation Table

        Deferrals by Our Officers.    The named executives and other key officers can elect to participate in our nonqualified deferred compensation plan. An officer who defers compensation under the plan does not pay taxes on the compensation at that time. Instead, the officer pays taxes on the compensation (and any earnings on the compensation) only when the officer receives the compensation and earnings from the plan.

        Eligible officers may defer:

  •
  up to 25% of their base salary,

  •
  up to 94% of any AIP incentive, and/or

  •
  up to 94% of the shares of common stock payable when performance shares or restricted stock units are earned.

        An election to defer base salary for a calendar year must be made by December 31 of the previous year. An election to defer an AIP incentive for a calendar year must be made by June 30 of that year. An election to defer earned performance shares must be made by June 30 of the last year in the award's performance period. An election to defer earned restricted stock units must be made within 30 days after the date of the award.

        Deferred compensation accrues earnings based on the investment choices available under the plan. For deferred base salary and AIP incentives, the officer can choose between our common stock and 9 mutual funds. All earnings on deferred performance shares and restricted stock units are based on the performance of our common stock. The 2013 investment returns for each of the investment choices were:

Investment Choice	Return

Invesco Mid Cap Core Equity	22.1%
American Funds American Balanced R5	22.1%
American Funds Growth Fund R5	34.2%
Dodge & Cox Stock	40.6%
Neuberger Berman Genesis Tr	36.9%
Protective Stock Fund	80.0%
Franklin Templeton Foreign A	19.9%
Vanguard Total Stock Market Index	33.4%
Wells Fargo Advantage Cash Investment Money Market	0.01%
Wells Fargo Advantage Index	32.1%

        An officer may elect to receive payments in a lump sum or in up to 10 annual installments. An officer may elect to receive a deferred amount (and earnings) upon termination of employment. The officer may not change this election. An officer may instead elect to receive a deferred amount (and earnings) on a fixed date (before the officer's 70th birthday). An officer may also request a distribution if the officer has an extreme and unexpected financial hardship, as determined under IRS rules.

        Supplemental Matching.    We make supplemental matching contributions to the account of eligible officers. These contributions provide matching that we would otherwise contribute to our tax qualified 401(k) plan, but which we cannot contribute because of Internal Revenue Code limits on 401(k) plan matching. For a calendar year, the supplemental match that an officer receives is:

  •
  the lesser of

  –
  4% of the officer's base salary and AIP incentive during the year, and

  –
  the amount the officer deferred under both our 401(k) plan and our nonqualified deferred compensation plan during the year; minus

  •
  the actual match the officer received in the 401(k) plan for that year, applying the Internal Revenue Code limits.

        Half of an officer's supplemental matching has earnings that are based on the performance of our common stock. The officer can choose between our common stock and 9 mutual funds (the same funds available under the nonqualified deferred compensation plan) for the remaining matching. Supplemental matching is paid only after termination of employment. The officer can elect payment in a lump sum or in up to 10 annual installments.

        Other Provisions.    Investment choices must be in 1% increments. An officer may transfer money between the mutual funds on any business day. An officer may not transfer money into or out of our common stock. An officer may elect to receive dividend equivalents on deferred stock in cash, instead of having them reinvested. We do not provide any above-market or preferential earnings rates, and do not guarantee that an officer's investments will make money.

        If an officer terminates employment due to death or disability, the officer's plan balance is paid immediately in a lump sum. Amounts invested in mutual funds are paid in cash. Amounts invested in our common stock are paid in shares of stock.

 Potential Payments upon Termination or Change of Control

Termination of Employment

        Like most large companies, our programs provide our named executives and other employees with payments and other benefits if their employment with us ends. (See Change of Control at page 63 for a description of the payments and benefits that are available if the termination of employment occurs in connection with a change of control.)

        Company Severance Pay Plan.    We have a severance pay plan for our employees, including the named executives. The plan pays severance pay if an employee is terminated due to a reduction in force. We may also elect to pay severance pay if an employee is terminated for poor job performance. In order to receive severance benefits, the employee must sign a release that waives any claims the employee may have related to their employment or termination of employment.

        The amount of severance pay generally equals two weeks base salary plus one and one-half weeks base salary for every year of service. We have the right, in our sole discretion and as we deem appropriate in the circumstances, to increase or decrease the amount of severance pay. For example, in some circumstances we provide senior officers with severance pay equal to between six and twelve months base salary, even if that is more than the amount determined under the regular severance pay formula. In any event, the total amount paid cannot exceed the employee's annual base salary.

        Except as described under Change of Control (page 63), we do not have employment contracts or special severance arrangements with any of our officers.

        Other Severance Benefits.    The awards made under the LTIP have provisions that apply if an officer's employment is terminated:

  •
  If a performance share recipient's employment ends due to the sale of a business unit or a major reduction of our workforce, death, disability, retirement at age 65, or early retirement (at our request or with our consent), the performance shares will be paid out based on performance as of the end of the previous year. The amount paid out would be reduced to reflect the number of months remaining between the date employment terminated and the end of the 3-year award period.

  •
  Restricted stock units will vest if the officer's employment ends due to death, disability, or retirement at age 65. If an officer's employment ends due to early retirement at our request or with our consent, the amount paid out would be reduced to reflect the number of months remaining between the date employment terminated and the end of the RSUs' vesting period. Any unvested RSUs will be forfeited if employment ends for other reasons.

  •
  SARs become exercisable if the officer's employment ends due to death, disability or early or normal retirement, in which case they remain exercisable for 3 years (but not past the original termination date of the SARs). If employment terminates for any other reason, any SARs that are not then exercisable are immediately cancelled; SARs that are then exercisable are cancelled 30-90 days after the officer's termination date if not previously exercised. The Committee may make the exercise date of SARs earlier, or give an SAR recipient additional time to exercise (but not later than the original termination date of the SARs), if it believes such an action is appropriate.

        Depending on the circumstances, we may increase or decrease the other severance benefits described above, or provide additional benefits such as outplacement, payment of any outstanding AIP incentive opportunity (generally pro-rated to take into account the officer's actual period of service in the year to which the incentive opportunity relates), vesting of RSUs (generally reduced to reflect the number of months remaining between the date employment terminated and the end of the RSUs' vesting period), or acceleration of the exercise date and/or extension of the termination date of outstanding SARs. In order to receive any of these other severance benefits, if the employee's termination of employment was involuntary, the employee must generally sign a release that waives any claims the employee may have related to their employment or termination of employment.

        Summary of Termination Benefits.    The following tables show the amounts and benefits that would have been available to each named executive (or to their beneficiary, in the event of the executive's death), other than Ms. Johnson, if the executive had terminated employment on December 31, 2013 under various circumstances (other than a change of control). See page 63 for information about the amounts and benefits made available to Ms. Johnson upon her voluntary resignation on July 31, 2013.

Potential Termination Benefits Table

  John D. Johns

	Severance pay (4)	AIP opportunity (5)	Performance shares (6)	RSUs (7)	SARs		Total
Voluntary Termination	$0	$0	$0	$0	$0	(8)	$0
Early Retirement (1)	$0	$2,223,000	$8,812,206	$5,767,641	$0	&zwsp; (9)	$16,802,847
Involuntary Not for Cause Termination (2)	$712,500	$2,223,000	$8,812,206	$5,678,175	$0	(9)	$17,425,881
For Cause Termination (3)	$0	$0	$0	$0	$0	&zwsp; (8)	$0
Death or Disability	$0	$2,223,000	$8,812,206	$5,678,175	$0	(9)	$16,713,381

  Richard J. Bielen

	Severance pay (4)	AIP opportunity (5)	Performance shares (6)	RSUs (7)	SARs		Total
Voluntary Termination	$0	$0	$0	$0	$0	(8)	$0
Early Retirement (1)	N/A	N/A	N/A	N/A	N/A		N/A
Involuntary Not for Cause Termination (2)	$375,000	$810,600	$2,023,056	$1,298,061	$0	(9)	$4,506,717
For Cause Termination (3)	$0	$0	$0	$0	$0	&zwsp; (8)	$0
Death or Disability	$0	$810,600	$2,023,056	$1,298,061	$0	(9)	$4,131,717

  Deborah J. Long

	Severance pay (4)	AIP opportunity (5)	Performance shares (6)	RSUs (7)	SARs		Total
Voluntary Termination	$0	$0	$0	$0	$0	(8)	$0
Early Retirement (1)	$0	$509,000	$1,094,965	$633,807	$0	&zwsp; (9)	$2,237,772
Involuntary Not for Cause Termination (2)	$326,250	$509,000	$1,094,965	$633,807	$0	(9)	$2,564,022
For Cause Termination (3)	$0	$0	$0	$0	$0	&zwsp; (8)	$0
Death or Disability	$0	$509,000	$1,094,965	$633,807	$0	(9)	$2,237,772

  Michael G. Temple

	Severance pay (4)	AIP opportunity (5)	Performance shares (6)	RSUs (7)	SARs	Total
Voluntary Termination	$0	$0	$0	$0	$0	$0
Early Retirement (1)	N/A	N/A	N/A	N/A	N/A	N/A
Involuntary Not for Cause Termination (2)	$243,750	$380,300	$224,728	$141,544	$0	$990,322
For Cause Termination (3)	$0	$0	$0	$0	$0	$0
Death or Disability	$0	$380,300	$224,728	$141,544	$0	$746,572

  Carl S. Thigpen

	Severance pay (4)	AIP opportunity (5)	Performance shares (6)	RSUs (7)	SARs		Total
Voluntary Termination	$0	$0	$0	$0	$0	(8)	$0
Early Retirement (1)	$0	$696,200	$1,663,683	$1,021,660	$0	&zwsp; (9)	$3,381,543
Involuntary Not for Cause Termination (2)	$411,250	$696,200	$1,663,683	$1,021,660	$0	(9)	$3,762,793
For Cause Termination (3)	$0	$0	$0	$0	$0	&zwsp; (8)	$0
Death or Disability	$0	$696,200	$1,663,683	$1,021,660	$0	(9)	$3,381,543
(1)
For this purpose, early retirement means termination of employment (other than death) after age 55 with at least 10 years of service. For performance shares and RSUs, the retirement must be at our request or with our consent. The early retirement provisions did not apply to Mr. Bielen and Mr. Temple on December 31, 2013, because they were not eligible for early retirement on that date. None of the named executive officers were eligible for normal retirement (termination of employment (other than death) after age 65 with at least 5 years of service) on December 31, 2013.

(2)
Includes terminations of employment due to a reduction of force and, if we so elect in our sole discretion, terminations of employment related to poor job performance.

(3)
Termination of employment for reasons such as violation of our Code of Business Conduct, fraud, theft, gross misconduct, or poor job performance (unless we decide otherwise in our sole discretion).

(4)
Based on the assumption that we decide to pay the officer severance pay equal to nine months base salary (or the amount provided under our severance pay plan, if greater). As noted at page 60, payment of severance pay in excess of that provided by our severance pay plan is completely in our discretion, and these amounts are shown only for illustrative purposes.

(5)
With respect to early retirement or involuntary (not for cause) terminations, based on the assumption that we decide to pay the officer the amount of the Annual Incentive Plan incentive opportunity for 2013, based on the actual achievement of the performance goals for the incentive opportunity.

(6)
Based on an assumed stock price of $50.66 per share (our closing stock price on December 31, 2013). Based on an estimate of our performance as of the end of the year in which the termination of employment occurred, and reduced to reflect the number of months remaining between the date employment terminated and the end of the award period.

(7)
Based on an assumed stock price of $50.66 per share (our closing stock price on December 31, 2013). For involuntary (not for cause) terminations, based on the assumption that outstanding RSUs would be vested, with a reduction to reflect the number of months remaining between the date employment terminated and the end of the RSUs' vesting period.

(8)
The officer generally has 30-90 days after termination of employment (depending on the terms of the SAR award) to exercise any currently-exercisable SARs; all other SARs are immediately cancelled on the officer's termination date. The Outstanding Equity Awards table (page 50) has more information about each officer's outstanding SARs.

(9)
Upon early retirement, death or disability (or, if we so decide, upon an involuntary (not for cause) termination), all SARs that are not then exercisable become exercisable on the officer's termination date, and all SARs remain exercisable for 3 years (but not past the original termination date of the SARs). The Outstanding Equity Awards table (page 50) has more information about each officer's outstanding SARs.

Separation Arrangements for Ms. Johnson

        In connection with her resignation, Ms. Johnson agreed to certain restrictive covenants for the benefit of the Company in consideration for the Company providing her the following incremental compensation:

  •
  agreeing to provide her 50% of the 2013 AIP that would otherwise have been payable had she remained employed for the entire year, reflecting her service as an officer for approximately half the year. This amount is reflected in column (g) of the Summary Compensation Table on page 41;

  •
  $500,000 in separation pay in July 2013, which was included in column (h) of the Summary Compensation Table on page 41;

  •
  accelerated vesting of the 4,524 RSUs granted to her on February 29, 2008, and the remaining 12,318 RSUs granted on February 26, 2010 and scheduled to vest in February 2014; and

  •
  if Ms. Johnson complies with her covenant not to solicit our employees, on or about September 30, 2014, an additional $250,000 in separation pay and the 23,800 shares of our common stock that would have been payable in respect of her 2011 PSU award for the performance period January 1, 2011 through December 31, 2013. The value of this payment would be $1,205,708 (based on an assumed stock price of $50.66, which was the closing price of our common stock on December 31, 2013).

        All of Ms. Johnson's other outstanding unvested equity awards, including RSUs granted in 2011, 2012 and 2013 and PSUs for the 2012-14 performance period, were forfeited effective as of the date of her resignation.

Change of Control

        We have programs that apply if we have a change of control. A change of control occurs if:

  •
  Someone acquires 50% or more of the market value or of the voting power of our stock, or

  •
  A majority of the members of our Board is replaced during any 12-month period by directors whose appointment or election was not endorsed by a majority of the Board before the appointment or election occurred, or

  •
  Someone acquires 80% or more of our assets, or

  •
  The Board decides that a change of control has occurred. (This provision applies only to certain terminations of employment under our employment continuation agreements.)

        Long-Term Incentive Plan.    If we have a change of control, all outstanding 2012 and 2013 performance share awards would be paid out at 100% of the performance shares awarded (or the actual level of achievement at that time, if greater).

        Before a change of control occurs, the Compensation Committee may decide that SARs and restricted stock units will remain outstanding, or will be replaced with other awards after the change of control occurs. The value and terms of these alternative awards must substantially equal those of the prior awards. If the Committee does not make this decision, then all RSUs would vest upon a change of control. Also, all SARs would be cancelled in exchange for a payment in cash or our common stock, based on the value of our stock on the date of the change of control.

        Employment Continuation Agreements.    We have employment continuation agreements with our named executives and other key officers. Under the agreements, the officer agrees to remain employed for 2 years after a change of control. During this 2-year period, the officer will be provided with base salary, annual cash incentive opportunities, long-term incentive opportunities, employee benefits and perquisites that are no less favorable than those the officer had before the change of control occurred. These obligations end if the officer dies, becomes disabled, is fired for "cause" or resigns. Under the agreements, "cause" means conviction of a felony, or extreme dishonesty, misconduct or violations of the agreement that materially damage our business or reputation.

        If an officer is terminated without cause, or resigns for "good reason," the officer receives special termination benefits if the termination occurs within 2 years after a change of control. Termination is for good reason if any of these events occurs without the officer's written consent:

  •
  there is a material adverse change in the officer's duties, authority or responsibilities,

  •
  we fail to provide the officer with the promised level of compensation during the 2-year employment period,

  •
  we require the officer to work in an office that is more than 20 miles from the office where they worked before the change of control, or

  •
  we fail to get a company that acquires us to agree to comply with the terms of the agreement.

        The special termination benefits that we would have provided the named executives if there had been a change of control on December 31, 2013 and the executives had been terminated without cause (or resigned for good reason) on that date are:

  (1)
  a lump sum cash severance payment equal to 3 times the sum of:

  •
  the officer's annual salary,

  •
  the average of the officer's AIP incentive payments over the last 3 years, and

  •
  for all named executives except Mr. Temple, the average of the value of the long-term incentives granted to the officer over the last 3 years (excluding special or "one-time" grants).

  (2)
  a lump sum cash payment equal to the officer's target AIP incentive for the year in which the officer's termination occurs. (If termination is on or after December 31, the payment is based on the actual achievement of the performance goals for that year.)

  (3)
  a cash lump sum supplemental retirement benefit, determined by:

  •
  calculating the officer's benefit at age 65 under our pension plan and excess benefit plan after giving the officer credit for 3 extra years of service,

  •
  subtracting the officer's actual benefit at age 65 under these plans, and

  •
  determining the actuarial lump sum value of the resulting amount, using the pension plan's standard actuarial table and an interest rate of the 10-year Treasury Note rate plus 0.75%.

  (4)
  continuation of the officer's medical, dental, disability and life insurance, and other welfare benefits, for 2 years after the officer's termination date. (This obligation will also end if the officer gets comparable benefits from another employer. If a medical or dental benefit plan is self-insured by the Company, then coverage under the plan generally continues for 18 months, and the officer receives an additional cash payment equal to the cost of 6 months of coverage under that plan.)

  (5)
  the Internal Revenue Code imposes an excise tax on officers who receive change of control payments that exceed 3 times their average pay over the last 5 years. This tax can affect officers who have similar compensation in different ways. For example, an officer who defers compensation, postpones the exercise of SARs, or postpones receipt of previously deferred compensation will owe more excise tax than a similarly paid officer who makes other decisions about their compensation. To address this issue, our employment continuation agreements provide our officers with a tax reimbursement payment that will put the officer in the same after-tax position that the officer would be in if the excise tax did not apply.

        The agreements have a 3-year initial term. The agreements extend for another year each May 1, unless the Board decides not to extend an officer's agreement and notifies the officer at least 30 days before the May 1 extension date. Ms. Johnson's agreement automatically terminated when she voluntarily resigned on July 31, 2013.

        Nonqualified Deferred Compensation Plan; Excess Benefit Plan.    Upon a change of control, an officer who has investments in company stock will be able to transfer those balances to the other investments available under the plan. Also, if an officer's employment is terminated after a change of control, the officer's benefits under our excess benefit plan will be paid in a cash lump sum using the pension plan's standard actuarial table and an interest rate equal to the lesser of (1) the 10-year Treasury Note rate plus 0.75% and (2) the interest rate used for determining lump sum payments under the pension plan.

        Summary of Change of Control Benefits.    The following table shows the benefits that would have been paid to the named executives (other than Ms. Johnson, whose employment terminated on July 31, 2013) under the LTIP and the employment continuation agreements if there had been a change of control on December 31, 2013, and (for certain benefits, as noted below) the named executives had been terminated without cause (or resigned for good reason) on that date.

Potential Golden Parachute Compensation

Name	Cash (1)(2)	Equity (3)(4)	Pension/ NQDC (2)(5)	Perquisites/ Benefits (2)(6)	Tax reimbursement (7)	Total

Johns	$20,215,067	$26,047,244	$1,170,525	$15,423	$22,069,821	$69,518,080

Bielen	$6,731,245	$6,040,901	$344,644	$30,795	$6,262,707	$19,410,292

Long	$4,302,832	$3,214,681	$334,759	$18,085	$3,688,727	$11,559,084

Temple	$2,499,545	$1,064,873	$0	$10,036	$1,736,767	$5,311,221

Thigpen	$5,668,754	$4,868,172	$347,257	$20,368	$5,056,466	$15,961,017

(1)
Includes the following amounts payable under the employment continuation agreements:
•
Johns – $17,986,926 severance payment, $2,223,000 payment of AIP incentive, and $5,141 cash payment made with respect to continued coverage under the Company's self-insured medical plan.
•
Bielen – $5,910,980 severance payment, $810,000 payment of AIP incentive, and $10,265 cash payment made with respect to continued coverage under the Company's self-insured medical and dental plans.
•
Long – $3,787,804 severance payment, $509,000 payment of AIP incentive, and $6,028 cash payment made with respect to continued coverage under the Company's self-insured medical and dental plans.
•
Temple – $2,115,900 severance payment, $380,300 payment of AIP incentive, and $3,345 cash payment made with respect to continued coverage under the Company's self-insured medical and dental plans.
•
Thigpen – $4,965,765 severance payment, $696,200 payment of AIP incentive, and $6,789 cash payment made with respect to continued coverage under the Company's self-insured medical and dental plans.

(2)
This amount would be payable only if a "double trigger" occurred – in other words, if there were a change of control and the named executive was either terminated without cause or resigned for good reason within two years after the change of control.

(3)
Includes the following amounts payable under the LTIP:
•
Johns – $17,166,647 upon the earn-out of performance shares and $8,880,597 upon the vesting of unvested RSUs.
•
Bielen – $3,992,008 upon the earn-out of performance shares and $2,048,893 upon the vesting of unvested RSUs.
•
Long – $2,180,406 upon the earn-out of performance shares and $1,034,275 upon the vesting of unvested RSUs.
•
Temple – $674,791 upon the earn-out of performance shares and $390,082 upon the vesting of unvested RSUs.
•
Thigpen – $3,239,200 upon the earn-out of performance shares and $1,628,972 upon the vesting of unvested RSUs.

  All amounts are based on an assumed stock price of $50.66 per share (our closing stock price on December 31, 2013). None of the named executives have any "in-the-money" SARs that were not previously exercisable.

(4)
This amount would be payable upon a "single trigger" – in other words, upon a change of control, even if the named executive did not terminate employment.

(5)
Includes the value of the supplemental retirement benefit payable under the employment continuation agreements.

(6)
Includes the value of continued coverage under the Company's medical, dental, disability and life insurance, and other welfare benefits, as provided under the employment continuation agreements.

(7)
A portion of this amount would be payable with respect to the "double trigger" amounts and a portion would be payable with respect to the "single trigger" amounts.

Compensation Policies and Practices as Related to Risk Management

        The Compensation Committee meets at least once a year with the Company's Chief Risk Officer to review incentive compensation arrangements in order to identify any features that might encourage unnecessary or excessive risk taking. In conducting this review, we considered numerous factors pertaining to each such program, including the following: the purpose of the program; the design of the plan, including risk adjustments; the number of participants, as well as key employees or employee groups; the total amount that could be paid under the program; the ability of the participants to take actions that could influence the calculation of the compensation payable; the scope of the risks that could be created by actions taken; alignment with the Company's risk appetite; and the manner in which our risk management policies and practices serve to reduce these risks. Based on this review, we have concluded that none of our programs create risks that are reasonably likely to have a material adverse effect on us or our share owners.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

        The Dodd-Frank Wall Street Reform and Consumer Protection Act requires us to periodically seek non-binding, advisory share owner approval of the compensation of our named executive officers as disclosed in the "Executive Compensation" section of this proxy statement. Accordingly, we will ask our share owners to vote "FOR" the following resolution at the Annual Meeting:

          "RESOLVED, that the Company's share owners advise that they approve the compensation of the Company's named executive officers, as disclosed in the Company's Proxy Statement for the 2014 Annual Meeting of Share Owners pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and the related discussion and materials."

        Our executive compensation program is designed to:

  •
  attract, motivate, and retain our named executive officers and other key officers and employees;

  •
  focus them on and reward them for the achievement of specific, objective, annual and long-term goals and the creation of increased share owner value;

  •
  align executive and share owner interests;

  •
  take into account market and industry practices; and

  •
  support risk management policies and practices.

        The Compensation Committee continually reviews the compensation program to ensure that it achieves these objectives, and believes that our executive compensation program is designed and implemented in your best interests as share owners. Please read the "Executive Compensation" discussion beginning on page 25 for additional details about our executive compensation program and how our compensation policies and procedures implement our compensation philosophy.

        As provided by the Dodd-Frank Act and by state law, the vote on this say-on-pay proposal is only advisory, and is not binding on the Company, the Compensation Committee or our Board of Directors. However, our Board and Compensation Committee will consider the share owners' vote in connection with their ongoing evaluation of the Company's compensation program.

        We currently plan to hold this advisory vote on our executive compensation program at each annual meeting of share owners. The next share owner advisory vote will be at our 2015 Annual Meeting of Share Owners.

Board Recommendation

        The Board of Directors unanimously recommends that you vote FOR the resolution expressing advisory approval of the compensation of our named executive officers as disclosed in this proxy statement pursuant to SEC rules.

 AUDIT-RELATED MATTERS

Audit Committee Report

        The Audit Committee serves a Board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives; discussions with management and the auditors; and the experience of the Audit Committee members in business, financial and accounting matters. The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditors. In its oversight role, the Committee, which operates under a written charter adopted by the Board, relies on the work and assurances of: (1) the Company's management, which has the primary responsibility for the establishment and maintenance of systems of internal controls and for the preparation, presentation and integrity of the financial statements and other financial information included in Protective's Annual Report; and (2) the Company's independent accountants, who are responsible for planning and performing an independent audit of Protective's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, as well as expressing an opinion as to whether the Company maintained effective internal control over financial reporting, in accordance with the requirements of PCAOB.

        In fulfilling its oversight responsibilities, the Committee has: (1) reviewed and discussed the audited consolidated financial statements with management, who represented to the Committee that our consolidated financial statements were prepared in accordance with accounting principles and practices generally accepted in the United States; (2) discussed with the independent accountants the matters required to be discussed with the Committee under applicable auditing standards and rules adopted by the PCAOB, including their judgment as to the quality not just the acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosure in the financial statements; and (3) received the written disclosures and letters from the independent accountants required by applicable rules adopted by the PCAOB, discussed with the independent accountants its independence from the Company and its management and considered the compatibility of non-audit services provided by the independent accountants with auditor independence.

        The Committee discussed with the Company's internal auditors and the independent accountants the overall scope and plans for their respective audits. The Committee meets with the internal auditors and independent accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee also meets regularly in executive session.

        Based on the reviews and discussions referred to above and in reliance on management's representations and the independent accountants' report with respect to the financial statements, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the Securities and Exchange Commission. The Committee also appointed PricewaterhouseCoopers LLP as Protective's independent accountants for the fiscal year ending December 31, 2014.

AUDIT COMMITTEE
Vanessa Leonard, Chairperson Hans H. Miller William A. Terry W. Michael Warren, Jr. Vanessa Wilson

 Independent Accountant Fees and Services

        The following table shows the aggregate fees billed by PricewaterhouseCoopers LLP for 2013 and 2012 with respect to various services provided to Protective and its subsidiaries.

Type of Fees	2013	2012

	($ in millions)
Audit Fees	$6.3	$5.2
Audit-Related Fees	$0.6	$0.7
Tax Fees	$0.3	$0.5
All Other Fees	$0.0	$0.0

Total	$7.2	$6.4

        Audit Fees.    Audit Fees were for professional services rendered for the audits of our consolidated financial statements, including:

  •
  integrated audits of our consolidated financial statements and the effectiveness of internal controls over financial reporting,

  •
  audits (U.S. GAAP and statutory basis) of certain of our subsidiaries,

  •
  issuance of comfort letters and consents,

  •
  assistance with review of documents filed with the SEC and other regulatory authorities, and

  •
  expenses related to the above services.

        Audit-Related Fees.    Audit-Related Fees were for:

  •
  assurance and related services related to employee benefit plan audits,

  •
  due diligence and accounting consultations in connection with acquisitions,

  •
  attest services that are not required by statute or regulation, and

  •
  consultations concerning financial accounting and reporting standards.

        Tax Fees.    Tax Fees were for services related to:

  •
  tax compliance, including the preparation and review of tax returns and claims for refund, and

  •
  tax planning and tax advice, including assistance with tax audits and appeals, advice related to acquisitions, tax services for employee benefit plans, and requests for rulings or technical advice from tax authorities.

        All Other Fees.    All Other Fees include fees that are appropriately not included in the Audit, Audit-Related, and Tax categories.

Pre-Approval of Independent Accountant Services

        On February 24, 2014, the Audit Committee approved the engagement of PricewaterhouseCoopers LLP to render audit and non-audit services for us and our subsidiaries for the period ended February 2015. The Committee's policy is to pre-approve, generally for a 12-month period, the audit, audit-related, tax and other services provided by the independent accountants to us and our subsidiaries. Under the pre-approval process, the Committee reviews and approves specific services and categories of services and the maximum aggregate fee for each service or service category. Performance of any additional services or categories of services, or of services that would result in fees in excess of the established maximum, requires the separate pre-approval of the Audit Committee or one of its members who has been delegated pre-approval authority. The Committee or its Chairman pre-approved all Audit, Audit-Related, Tax and Other services performed for us by PricewaterhouseCoopers LLP with respect to fiscal year 2013.

        In evaluating the selection of PricewaterhouseCoopers LLP as principal independent accountants for us and our subsidiaries, the Audit Committee considered whether the provision of the non-audit services described above is compatible with maintaining the independent accountants' independence. The Committee determined that such services have not affected PricewaterhouseCoopers LLP's independence. The Committee also reviewed the non-audit services performed in 2013 and determined that those services were consistent with our policy. In addition, the Audit Committee considered the non-audit professional services that PricewaterhouseCoopers LLP will likely be asked to provide for us during 2014, and the effect which performing such services might have on audit independence.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Appointment of PricewaterhouseCoopers LLP

        The Audit Committee, which is composed of independent, non-employee directors, has appointed PricewaterhouseCoopers LLP, a firm of independent public accountants, as independent accountants for Protective and its subsidiaries for 2014. This firm or its predecessor has served as our independent accountants since 1974. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions by share owners.

Board Recommendation

        The Board of Directors unanimously recommends that you vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent accountants.

SECURITY OWNERSHIP

Beneficial Ownership

        The following table shows the number of shares of common stock and common stock equivalents beneficially owned as of March 26, 2014 (unless otherwise noted) by each current director, each of the executive officers named in the Summary Compensation Table, all current directors and executive officers of Protective as a group, and persons we believe to beneficially own 5% or more of our common stock.

Security Ownership of Certain Beneficial Owners and Management

	Amount and Nature of Beneficial Ownership (1)
Name of Beneficial Owner	Sole Power (2)		Shared Power (2)	Percent of Class (1)

Management:
Richard J. Bielen	221,702	(3)	0	*
Robert O. Burton	30,894	(4)	0	*
Elaine L. Chao	5,997	(4)	0	*
Thomas L. Hamby	24,624	(4)	0	*
John D. Johns	696,150	(3)	63,605	*
Carolyn M. Johnson	0	(3)	0	*
Vanessa Leonard	15,914	(4)	0	*
Deborah J. Long	98,409	(3)	2,824	*
Charles D. McCrary	36,916	(4)	0	*
John J. McMahon, Jr.	67,607	(4)	77,938	*
Hans H. Miller	10,100	(4)	0	*
Malcolm Portera	45,403	(4)	0	*
C. Dowd Ritter	14,152		0	*
Jesse J. Spikes	11,932	(4)	0	*
Michael G. Temple	4,200		0	*
William A. Terry	41,754	(4)	0	*
Carl S. Thigpen	61,213	(3)	0	*
W. Michael Warren, Jr.	72,337	(4)	10,771	*
Vanessa Wilson	22,207		0	*
All current Directors and executive officers as a group (21 persons)	1,573,672	(3)(4)	77,200	2%
5% or More Beneficial Owners:
BlackRock, Inc.	4,694,861	(5)	0	5.95%
The Vanguard Group	5,219,813	(6)	43,606	6.62%

*
less than 1%

(1)
The number of shares reported includes shares that are deemed to be beneficially owned under SEC regulations. Under these regulations, a person is generally deemed to beneficially own shares as to which such person holds or shares, directly or indirectly, through any contract, relationship, arrangement, understanding or otherwise, either voting power or investment power. The total number of shares beneficially owned is subdivided, where applicable, into two categories: shares as to which voting/investment power is held solely and shares as to which voting/investment power is shared. The percentage calculation is based on the aggregate number of shares beneficially owned and on 78,843,810 shares of common stock outstanding on March 26, 2014.

(2)
This column may include shares held in the name of a spouse, minor children, or certain other relatives sharing the same home as the director or officer, or held by the director or officer (or the spouse of the director or officer) as a trustee or as a custodian for children. Unless otherwise noted below, the directors and officers disclaim beneficial ownership of these shares.

(3)
Includes the following number of shares allocated to accounts under our 401(k) and Stock Ownership Plan: Mr. Bielen – 19,068; Mr. Johns – 22,129; Ms. Johnson – 0; Ms. Long – 4,754; Mr. Temple – 0; Mr. Thigpen – 6,990; and all current directors and executive officers as a group – 55,404.

  Includes the following number of stock equivalents held under our Deferred Compensation Plan for Officers: Mr. Bielen – 148,035; Mr. Johns – 422,327; Ms. Johnson – 0; Ms. Long – 50,524; Mr. Temple – 91; Mr. Thigpen – 3,671; and all current directors and executive officers as a group – 968,211. Each stock equivalent entitles the participant to receive, upon distribution, one share of common stock.

  Does not include the following number of stock appreciation rights: Mr. Bielen – 153,383; Mr. Johns – 530,800; Ms. Johnson – 0; Ms. Long – 45,400; Mr. Temple – 0; Mr. Thigpen – 89,717; and all current directors and executive officers as a group – 858,684.

  Does not include the following number of unvested restricted stock units: Mr. Bielen – 28,847; Mr. Johns – 118,050; Ms. Johnson – 0; Ms. Long – 15,019; Mr. Temple – 10,430; Mr. Thigpen – 22,316; and all current directors and executive officers as a group – 225,581.

(4)
Includes the following number of stock equivalents held under our Deferred Compensation Plan for Directors Who Are Not Employees of the Company: Mr. Burton – 13,194; Secretary Chao – 5,997; Mr. Hamby – 23,024; Ms. Leonard – 15,839; Mr. McCrary – 36,816; Mr. McMahon – 67,607; Mr. Miller – 10,100; Dr. Portera – 45,303; Mr. Spikes – 11,932; Mr. Terry – 41,254; Mr. Warren – 47,566; and all current directors and executive officers as a group – 968,211. Each stock equivalent entitles the participant to receive, upon distribution, one share of common stock.

(5)
Based on a Schedule 13G filed with the SEC on January 17, 2014. As of December 31, 2013, BlackRock, Inc., a parent holding company, may be deemed the beneficial owner of 4,694,861 shares of common stock. It has sole voting power of 4,367,533 shares, no shared voting power, sole investment power of 4,694,861 shares and no shared investment power. No one person's interest relates to more than 5% of the outstanding shares of common stock. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(6)
Based on a Schedule 13G filed with the SEC on February 6, 2014. As of December 31, 2013, The Vanguard Group, a parent holding company, may be deemed the beneficial owner of 5,263,419 shares of common stock. It has sole voting power of 49,606 shares, no shared voting power, sole investment power of 5,219,813 shares and shared investment power of 43,606 shares. No one person's interest relates to more than 5% of the outstanding shares of common stock. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA, 19355.

 Section 16(a) Beneficial Ownership Reporting Compliance

        Our Directors and executive officers are required to file reports with the SEC showing changes in their beneficial ownership of our common stock. In addition to reporting transactions such as purchases, sales, and the exercise of stock appreciation rights, the rules require disclosure of certain stock-based awards under our compensation arrangements for our executive officers, even if the officers cannot acquire shares of our stock under the awards until sometime in the future.

        We have reviewed copies of these reports and written representations from the individuals who are required to file reports. Based on this review, we believe that the reports filed by each of our directors and executive officers in 2013 were filed in a timely manner and complied with these reporting requirements with the following exceptions. The Company failed to file a timely report for the following officers: D. Scott Adams; Richard J. Bielen; John D. Johns; Carolyn M. Johnson; Carolyn King; Deborah J. Long; Carl L. Thigpen; Steven G. Walker; Judy Wilson (each resulting from the withholding of shares for tax purposes upon the vesting of RSUs); and Deborah J. Long (based on the sale of stock and the exercise of SARs). The Company failed to file a timely report for Directors Thomas L. Hamby and Jesse J. Spikes based on the deferral of certain meeting fees.

GENERAL INFORMATION

        Electronic Delivery of Proxy Materials.    We strongly encourage you to elect to receive future proxy materials electronically in order to conserve natural resources and help us reduce printing costs and postage fees. With electronic delivery, if you are a share owner of record, you will be notified as soon as the proxy materials are available on the Internet. To sign up for electronic delivery, please follow the instructions on your proxy card to vote using the Internet and, when prompted, indicate that you agree to receive or access share owner communications electronically in the future.

        If you hold your shares in a brokerage account, you may also have the opportunity to receive proxy materials electronically. Please follow your broker's instructions.

        Householding.    We have adopted the SEC-approved procedure of householding. Under this procedure, share owners who have the same address and last name and do not participate in electronic delivery will receive only one copy of our proxy materials, unless one or more of these share owners notifies us that they wish to continue receiving individual copies. Share owners who participate in householding will continue to receive separate proxy cards. This procedure will reduce our printing costs and postage fees.

        If you wish to continue to receive multiple copies of the proxy materials at the same address, you may request multiple copies by notifying us in writing or by telephone at: Investor Relations, Protective Life Corporation, P.O. Box 2606, Birmingham, Alabama 35202, telephone (205) 268-3912, fax (205) 268-5547. You may revoke your consent to householding by notifying us at least 30 days before the mailing of proxy materials in March or early April of each year. If you share an address with another share owner and are currently receiving multiple copies of the proxy materials, you may request householding by notifying us at the address or telephone number given above.

        Form 10-K Reports Available. Our Annual Report on Form 10-K is electronically available on our website (www.protective.com) and on the SEC's website (www.sec.gov). You may receive a printed copy of this document, without charge, by mailing a request to: Investor Relations, Protective Life Corporation, P.O. Box 2606, Birmingham, Alabama 35202, telephone (205) 268-3912, fax (205) 268-5547.

        Incorporation by Reference.    In our SEC filings, information is sometimes "incorporated by reference." This means that we are referring you to information that has been filed with the SEC and the information should be considered as part of the particular filing. As SEC regulations provide, the "Audit Committee Report" and the "Compensation Committee Report" contained in this proxy statement specifically are not incorporated by reference into any other SEC filings. In addition, this proxy statement contains several website addresses. These website addresses are intended to provide inactive, textual references only. The information on those websites is not part of this proxy statement.

        Share Owner Proposals and Nominations for 2015 Annual Meeting.    If a share owner wishes to have a qualified proposal considered for inclusion in next year's proxy statement, the share owner must submit the proposal in writing to our Secretary at our principal executive office so that we receive it by December 12, 2014.

        In addition, any share owner who intends to submit a proposal for consideration at our 2015 annual meeting, but not for inclusion in our proxy statement, or who intends to submit a nominee for election as a director at the meeting must notify our Secretary in writing. Under our Bylaws, the notice must be received at our principal executive office no earlier than February 12, 2015 and no later than March 14, 2015, and must satisfy specified requirements. You may receive a printed copy of our Bylaws by mailing a request to Protective Life Corporation, Corporate Secretary's Office, P.O. Box 2606, Birmingham, Alabama 35202.

        These advance notice provisions are in addition to, and separate from, the requirements that a share owner must meet in order to have a proposal included in the proxy statement under SEC rules.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: PROTECTIVE LIFE CORPORATION M72143-P50530 PROTECTIVE LIFE CORPORATION LEGAL DEPT. RM. 3-4LE 2801 HIGHWAY 280 SOUTH BIRMINGHAM, AL 35223 For address changes and/or comments, please check this box and write them on the back where indicated. 3. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountant. 1i. Malcolm Portera 1j. C. Dowd Ritter 1k. Jesse J. Spikes 1l. William A. Terry 1m. W. Michael Warren, Jr. 1n. Vanessa Wilson 1b. Elaine L. Chao NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 2. Advisory vote regarding the compensation of the Company's named executive officers as disclosed in its proxy statement. 1. Election of Directors 1a. Robert O. Burton 1e. Vanessa Leonard 1c. Thomas L. Hamby 1g. John J. McMahon, Jr. 1f. Charles D. McCrary 1d. John D. Johns 1h. Hans H. Miller Nominees: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposals: ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. For Against Abstain ! For Against Abstain

Address Changes/Comments: _______________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) PROTECTIVE LIFE CORPORATION Annual Meeting of Share Owners May 12, 2014 10:00 A.M. This proxy is solicited by the Board of Directors The undersigned share owner(s) of Protective Life Corporation, a Delaware corporation, hereby acknowledge(s) receipt of the Proxy Statement dated April 9, 2014, and hereby appoint(s) JOHN D. JOHNS and DEBORAH J. LONG, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Share Owners of Protective Life Corporation, to be held May 12, 2014 at 10:00 A.M., Central Time, at Protective Life Corporation, 2801 Highway 280 South, Birmingham, AL 35223, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side and as further described in the Proxy Statement for such meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. Continued and to be signed on reverse side M72144-P50530